Exhibit 10.1

EXECUTION VERSION

COLLATERAL TRUST INDENTURE AND SECURITY AGREEMENT

DATED AS OF JANUARY 15, 2020

BY AND AMONG

LMRK ISSUER CO. LLC,

2019-1 TRS LLC,

LD ACQUISITION COMPANY 8 LLC,

LD ACQUISITION COMPANY 9 LLC,

LD ACQUISITION COMPANY 10 LLC,

LD TALL WALL II LLC,

as the Obligors,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

i

ii

Attachments to Agreement:

Exhibit A – Definitions and Rules of Interpretation

Exhibit B – Description of Commercial Tort Claims

Exhibit C – Form of Joinder

iii

COLLATERAL TRUST INDENTURE AND SECURITY AGREEMENT

THIS COLLATERAL TRUST INDENTURE AND SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of January 15, 2020, by and among, LMRK ISSUER CO. LLC, a Delaware limited liability company (together with its permitted successors that become a party hereto pursuant to Section 10.2, the “Issuer”), 2019-1 TRS LLC, a Delaware limited liability company (together with its permitted successors that become a party hereto pursuant to Section 10.2, the “Co-Issuer” and, together with the Issuer, the “Co-Issuers”), LD ACQUISITION COMPANY 8 LLC, a Delaware limited liability company (together with its permitted successors and assigns, “LD-8”), LD ACQUISITION COMPANY 9 LLC, a Delaware limited liability company (together with its permitted successors and assigns, “LD-9”), LD ACQUISITION COMPANY 10 LLC, a Delaware limited liability company (together with its permitted successors and assigns, “LD-10”), LD TALL WALL II LLC, a Delaware limited liability company (together with its permitted successors and assigns, “Tall Wall II”) and any other Obligor that from time to time owns a Project Site or an interest in another Obligor that owns any right or interest in a Project Site and becomes a party to this Agreement by entering a joinder hereto (together with the Co-Issuer, LD-8, LD-9 and LD-10, the “Project Companies” and “Guarantors”), and WILMINGTON TRUST, NATIONAL ASSOCIATION (“WTNA”), a national banking association, in its capacity as collateral trustee (together with its successors and assigns and any co-trustees in such capacity, the “Trustee”), on behalf of itself and each of the SECURED PARTIES (as such term is hereinafter defined).

RECITALS

WHEREAS, pursuant to the terms of that certain Note Purchase and Participation Agreement dated as of even date herewith (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase and Participation Agreement”), and a supplement thereto, each among the Co-Issuers, and the Guarantors (other than the Co-Issuer) and the several Purchasers named in Schedule A thereto (together with their successors and assigns, the “Initial Holders”), the Co-Issuers are, among other things, selling to the Initial Holders and the Initial Holders are purchasing from the Company, their 3.90% Series A Notes due January 2027 in the aggregate principal amount of $170,000,000 (the “Series A Notes”), in order for the Co-Issuers to (i) pay off and discharge certain existing indebtedness secured by the initial Portfolio, (ii) satisfy the Debt Service Reserve Requirement resulting from the issuance of the Series A Notes through the deposit of funds into the Debt Service Reserve Account and/or obtaining a Letter of Credit in accordance with the terms of the Collateral Trust Indenture, (iii) pay insurance premiums and taxes, and fund operations of the Obligors, (iv) pay transaction fees and expenses related to the issuance of the Series A Notes and (v) otherwise use for general corporate purposes;

WHEREAS, following the issuance and sale of the Series A Notes, the Co-Issuers may seek to issue, from time to time subject to the terms of the Note Purchase and Participation Agreement and any applicable NPPA Series Supplement, additional senior secured notes in one or more series (“Additional Notes” and, together with the Series A Notes, collectively, the “Notes” and each a “Series” of Notes) to (i) finance or refinance future acquisitions by the Co-Issuers, (ii) pay off and discharge any indebtedness secured by any acquired assets (including through the acquisition of any additional Project Company), (iii) satisfy the Debt Service Reserve Requirement resulting from the issuance of such Additional Notes through the deposit of funds into the Debt Service Reserve Account and/or obtaining a Letter of Credit in accordance with the terms of the Collateral Trust Indenture, (iv) pay insurance premiums and taxes, and fund operations of the Obligors, (v) pay transaction fees and expenses related to the issuance of such Notes, and (vi) otherwise use for general corporate purposes;

WHEREAS, subject to the terms and limitations of the Note Purchase and Participation Agreement, the Obligors may incur certain Indebtedness, in addition to the Notes, which Indebtedness may be in the form of (i) loans and other extensions of credit made by, or notes or other Indebtedness (each, an “Other Secured Loan” and collectively, the “Other Secured Loans”) issued to, one or more lenders or other Persons (each such lender or other Person which executes a Joinder is referred to herein as an “Other Secured Lender”, and collectively, all such Persons are referred to as the “Other Secured Lenders”, and, together with the Initial Holders are referred to as the “Secured Parties” (provided that solely for the purpose of receiving payments or reimbursements of fees, costs, expenses, indemnities and any other amounts due and owing to it from time to time, the Trustee shall be considered a Secured Party) on a secured basis, or (ii) other loans and other extensions of credit made by, or notes or other Indebtedness issued to, one or more lenders or other Persons on an unsecured basis;

WHEREAS, to secure the Co-Issuers’ obligations under the Notes and Other Secured Loans, if any, in each case, to the extent permitted under the Note Purchase and Participation Agreement, the Secured Parties are requiring that (i) each Guarantor execute and deliver the Note Purchase and Participation Agreement pursuant to which each Guarantor will, among other things, absolutely and unconditionally guaranty, jointly and severally, all of the Co-Issuers’ obligations under the Note Purchase and Participation Agreement, the Notes and all other Transaction Documents to which the Co-Issuers are a party, (ii) each Project Company execute and deliver the Omnibus Collateral Assignment of Leases and Rents, pursuant to which such Project Company will collaterally assign in favor of the Trustee all of its right, title and interest in the Project Documents (including all Ground Leases) to which it is a party, (iii) each Obligor execute and deliver this Agreement, pursuant to which each such Obligor will collaterally assign, and grant security interests and mortgage and deed of trust Liens in favor of the Trustee over certain of its assets to secure the Secured Obligations and the Secured Parties will appoint the Trustee as Trustee for and on behalf of the Secured Parties under this Agreement and the other Security Documents, as otherwise more particularly set forth herein, (iv) the Issuer and any Project Company that owns any other Project Company execute and deliver the Pledge Agreement, pursuant to which each such Person will grant a security interest in favor of the Trustee over its Ownership Interest in and to each of its direct Subsidiaries and related investment property and proceeds thereof, (v) each Obligor enter into an Account Control Agreement with the Trustee and each depository with which it maintains an Account, and (vi) the Co-Issuers enter into a collateral assignment with the Trustee and the Project Manager of and with respect to the Management Agreement; and

WHEREAS, the Trustee has agreed to act as the collateral trustee under this Agreement and the other Security Documents on behalf of the Secured Parties in accordance with the terms and provisions of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Obligor agrees with the Trustee on behalf of itself and the other Secured Parties as follows:

SECTION 1

INTERPRETATION OF AGREEMENT

Section 1.1 Terms Defined. Certain capitalized and other terms used in this Agreement are defined in, and rules of interpretation relating to such terms and this Agreement are set forth in, Exhibit A attached hereto. References to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement. References to a “Section” are references to a Section of this Agreement unless otherwise specified.

Section 1.2 Section Headings and Table of Contents; Construction.

(a) Section Headings and Table of Contents, etc. The titles of the Sections of this Agreement and the Table of Contents of this Agreement appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words “herein”, “hereof”, “hereunder” and “hereto” refer to this Agreement as a whole and not to any particular Section or other subdivision. References to Sections are, unless otherwise specified, references to Sections of this Agreement.

(b) Construction. Each covenant contained herein shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

SECTION 2

GRANTING CLAUSES; AGREEMENT TO HOLD IN TRUST

Section 2.1 Granting Clauses. To secure the full and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of (i) any and all principal, interest (including any default interest and whether arising before or after the filing of a petition in bankruptcy), Make-Whole Amount, indemnity obligations, fees and other indebtedness, obligations and liabilities of the Obligors under the Transaction Documents to the Holders due and owing with respect to the Notes issued from time to time under the Note Purchase and Participation Agreement and the applicable NPPA Series Supplement, in each case whether now existing or hereafter arising (and whether arising before or after the filing of a petition in bankruptcy), due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired, (ii) any and all principal, interest (including any default interest and whether arising before or after the filing of a petition in bankruptcy), premium, breakage costs, reimbursement obligations, indemnity obligations, fees and other indebtedness, obligations and liabilities of any Obligor to any Other Secured Lender (or any agent, trustee or other representative appointed for and on behalf of the Other Secured Lenders in connection therewith) due and owing with respect to the Other Secured Loans, in each case whether now existing or hereafter arising (and whether arising before or after the filing of a petition in bankruptcy), due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired, (iii) all Guaranteed Obligations, whether now existing or hereafter arising (and whether arising before or after the filing of a petition in bankruptcy), due or to become due, direct or indirect, absolute or contingent, (iv) payment and performance of all obligations of each Obligor under the Transaction Documents to which it is a party, together with all advances, payments or other expenditures made by any Secured Party or the Trustee in accordance with any Transaction Document as or for the payment or performance of any such obligations of such Obligor, and (v) any and all reasonable and documented out-of-pocket fees, costs, expenses, indemnities and charges, legal or otherwise, suffered or incurred by any Secured Party or the Trustee as provided herein, arising hereunder or relating hereto, including but not limited to collecting or enforcing any of such indebtedness and obligations or in realizing on or protecting or preserving any Collateral (defined below), including, without limitation, the collateral assignments created and security interests and mortgage and deed of trust liens granted in accordance with the Security Documents (all such principal, interest (including default interest), indebtedness, obligations, fees, costs, expenses, indemnities and charges described in clauses (i) through (v), inclusive, together with any modifications, extensions or renewals thereof, being referred to herein as the “Secured Obligations”) all for the benefit of the Secured Parties, and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained, each Obligor, as applicable, does hereby collaterally assign and grant a security interest and mortgage and deed of trust Lien to the Trustee, its permitted successors and permitted assigns, on behalf of the Secured Parties, in and to the following (collectively, the “Collateral”):

GRANTING CLAUSE I

All right, title and interest of each Obligor in and to its rights and interests in real property wherever located, including its right, title and interest in and to the Project Sites and Projects, whether now owned by such Obligor or hereafter acquired (other than Project Documents (including Ground Leases) and Material Contracts), including the right, title and interest of such Obligor in all substitutions, renewals and replacements of and additions, improvements, accessions, parts and accumulations to such Project Sites and Projects, together with (i) all the rents, proceeds (including, without limitation, all insurance, casualty and condemnation proceeds), revenues, income and profits pertaining thereto, (ii) all equipment, all machinery, tools, engines, appliances, mechanical and electrical systems, wells, elevators, lighting, alarm systems, fire control systems, furnishings, furniture, service equipment, motor vehicles, building or maintenance equipment, building or maintenance materials, supplies, goods and property covered by any warehouse receipts or bills of lading relating thereto and any and all documents, records, software, drawings, records (including, without limitation, all operating, maintenance and employee records), supplies, warranties, contracts, keys and tools necessary or appropriate for access to or operation or maintenance thereof, including any Permits or Governmental Approvals and (iii) any insurance policies maintained by such Obligor, including any such policies insuring against loss of revenues by reason of interruption of the operation of its Project Sites and Projects or any part or parts thereof and all proceeds and other amounts payable to such Obligor thereunder, and all eminent domain proceeds.

GRANTING CLAUSE II

All right, title and interest of each Obligor in each of the Material Contracts to which it is a party, including all extensions and renewals of the term thereof, and all existing or future amendments, supplements or modifications of any of such Material Contracts, together with all rights, powers, privileges, options and other benefits of such Obligor under such Material Contracts, including, without limitation, the immediate and continuing right to receive and collect the portion of all payments and fees including, without limitation, income, revenues, issues, profits, insurance proceeds, condemnation awards, bankruptcy claims, liquidated damages, purchase price proceeds, indemnity payments and other payments, tenders and security payable to or receivable by such Obligor under such Material Contracts.

GRANTING CLAUSE III

All right, title and interest of each Obligor in each of the Project Documents to which it is a party, including all extensions and renewals of the term thereof, and all existing or future amendments, supplements or modifications of any of such Project Documents, together with all rights, powers, privileges, options and other benefits of such Obligor under such Project Documents, including, without limitation, the immediate and continuing right to receive and collect the portion of all payments and fees including, without limitation, income, revenues, issues, profits, insurance proceeds, condemnation awards, bankruptcy claims, liquidated damages, purchase price proceeds, indemnity payments and other payments, tenders and security payable to or receivable by such Obligor under such Project Documents.

GRANTING CLAUSE IV

All right, title and interest of each Obligor in and to the following, wherever located:

(a) Accounts and Receivables;

(b) Chattel Paper;

(c) Instruments (including Promissory Notes, including any Promissory Notes evidencing Intercompany Indebtedness, and any and all rights relating thereto);

(d) Documents;

(e) General Intangibles (including Payment Intangibles), and Software, patents, trademarks, tradestyles, copyrights, and all other intellectual property rights, including all applications, registration, and, licenses therefor, and all goodwill of the business connected therewith or represented thereby);

(f) Letter-of-Credit Rights;

(g) Supporting Obligations;

(h) Deposit Accounts (including the Revenue Account, the Debt Service Reserve Account, the Default Revenue Account, and the Collateral Proceeds Account (each as defined in Exhibit A));

(i) Securities Accounts, Security Entitlements, Commodity Accounts, and Commodity Contracts;

(j) Inventory;

(k) Equipment (including without limitation all Software, whether or not the same constitutes embedded software);

(l) Commercial Tort Claims (as described on Exhibit B attached hereto or on one or more supplements to this Agreement);

(m) Rights to merchandise and other Goods (including rights to returned or repossessed Goods and rights of stoppage in transit) which is represented by, arises from, or relates to any of the foregoing;

(n) Monies, escrows, reserves, personal property, and interests in personal property of each Obligor of any kind or description now held by the Trustee, any Obligor or any other Person on behalf of any Obligor or at any time hereafter transferred or delivered to, or coming into the possession, custody, or control of, the Trustee, any Obligor or any agent or affiliate of the Trustee or any Obligor, whether expressly as collateral security or for any other purpose (whether for safekeeping, custody, collection or otherwise), and all dividends and distributions on or other rights in connection with any such property;

(o) Supporting evidence and documents relating to any of the above-described property, including, without limitation, computer programs, disks, tapes and related electronic data processing media, and all rights of any Obligor to retrieve the same from third parties, written applications, credit information, account cards, payment records, correspondence, delivery and installation certificates, invoice copies, delivery receipts, drafts, notes, and other evidences of indebtedness, insurance certificates or policies and the like, together with all books of account, ledgers, and cabinets in which the same are reflected or maintained;

(p) Accessions and additions to, and substitutions and replacements of, any and all of the foregoing;

(q) Proceeds and products of the foregoing, and all insurance of the foregoing and proceeds thereof; and

(r) All other assets, property and fixtures of each Obligor, whether now owned or hereafter created or acquired;

all terms which are used in the immediately preceding subparagraphs (a) through (q), inclusive, of this Section 2.1 that are defined in the UCC of the State of New York shall, except as otherwise noted, have the respective meanings as defined in the UCC of the State of New York as in effect from time to time, unless this Agreement shall otherwise specifically provide. For purposes of this Agreement, the term “Receivables” means all rights to the payment of a monetary obligation, whether or not earned by performance, and whether evidenced by an Account, Chattel Paper, Instrument, General Intangible, or otherwise.

Notwithstanding any term or provision in this Section 2.1 or elsewhere in this Agreement, or any term or provision in any other Transaction Document, “Collateral” shall not include or be a reference to, and the collateral assignments, security interests and other Liens granted or created under this Section 2.1 shall not attach to or otherwise encumber or affect, any rights, titles or interests of any Obligor in any of the following real property or personal property, whether now owned or existing or hereafter arising or acquired (collectively, the “Excluded Property”): (w) any assets or property of any Obligor the acquisition of which is financed by Other Permitted Indebtedness, (x) Governmental Approval which by its terms or under or by operation of any Law or any other Governmental Rule would become void, voidable, terminable, terminated, revocable or revoked or would constitute a breach or default thereunder if a security interest or other Lien therein was granted or created hereunder (such Governmental Approval being expressly excepted and excluded from the Liens and terms of this Agreement to the extent necessary so as to avoid such voidness, avoidability, terminability, termination, revocability, revocation, breach or default), (y) any lease, license, contract, agreement, instrument or other document to which any Obligor is a party or any of its rights or interests thereunder if and for so long as the grant or creation of such Liens or security interests shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of such Obligor therein or (ii) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, agreement, instrument or other document (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or regulation or principles of equity) (provided, however, that such Liens and security interests shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and, to the extent severable, shall attach immediately to any portion of such lease, license, contract, agreement, instrument or other document that does not result in any of the consequences specified in clauses (i) or (ii) above, including, without limitation, any proceeds of such lease, license, contract, agreement, instrument or other document) or (z) any other property to the extent any such Lien or security interest granted or created in any right, title or interest of any Obligor in such other property is prohibited by any Law or any other Governmental Rule.

Section 2.2 Agreement to Hold in Trust. In addition to the Property pledged and granted to the Trustee pursuant to Section 2.1 hereof, to secure the payment and performance by the Obligors of the Secured Obligations, and in consideration of the premises and of the covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Trustee does hereby declare that it holds as Trustee for the ratable benefit of the Secured Parties under this Agreement, all of the right, title and interest of the Trustee (other than rights of the Trustee to payment, reimbursement and indemnification for its own account) in, to and under the following:

(a) the Omnibus Collateral Assignment of Leases and Rents;

(b) the Pledge Agreement;

(c) the Account Control Agreements;

(d) the Collateral Assignment of the Management Agreement; and

(e) all other agreements and instruments entered into by the Trustee with any Obligor from time to time which grant or evidence a Lien for the benefit of any Secured Party or the Secured Parties.

TO HAVE AND TO HOLD all and singular the aforesaid Collateral unto the Trustee, its permitted successors and permitted assigns, for the benefit and security of the Secured Parties, without any priority of any one over any other, and for the uses and purposes, and subject to the terms and provisions, set forth in this Agreement.

It is expressly acknowledged and agreed that anything herein contained to the contrary notwithstanding, each Obligor shall remain liable under each of the Transaction Documents, the Material Contracts to which it is a party, any other agreement constituting Collateral and any Governmental Approvals owned or held by such Obligor or to which such Obligor is a party and to perform all of its respective obligations thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Trustee and the Secured Parties shall have no obligation or liability under any of the Transaction Documents, the Material Contracts to which such Obligor is a party, any other agreement constituting Collateral or any such Governmental Approval solely by reason of entering into this Agreement, nor shall the Trustee be required or obligated in any manner to perform or fulfill any obligations of any Obligor thereunder or to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times, or to take any other action under any Transaction Document, Material Contract to which the Trustee is not a party or any other agreement constituting Collateral and which such action is explicitly required by such Transaction Document, Material Contract or other agreement constituting Collateral, in each case, to which the Trustee is party thereto.

Notwithstanding any term or provision herein or in any other Transaction Document, except as expressly provided in this Agreement, each Obligor shall have the right (a) to use and enjoy all revenues, income and other sums or payments due or to become due under and by virtue of any Contract to which it is a party; (b) to make all waivers, consents and agreements and to give and receive copies of all notices and other instruments or communication to the extent such Obligor is so entitled; (c) to take such action upon the occurrence of an “event of default” or similar event or circumstance under any such Contracts to the extent such Obligor is so entitled, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted by any such Contracts or by applicable Law; and (d) to do any and all other things whatsoever which such Obligor is or may be entitled to do under any such Contracts.

For so long as this Agreement is in effect, following the occurrence and during the continuance (but only during the continuance) of the Specified Conditions, each Obligor does hereby constitute (without obligation) the Trustee the true and lawful attorney-in-fact of such Obligor, with full power of substitution (in the name of such Obligor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due and to become due to such Obligor under or arising out of the Security Documents, the Project Documents or the Material Contracts, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Trustee (pursuant to and in accordance with the written directions of the Required Secured

Parties) may deem to be necessary or advisable to accomplish the foregoing, including, without limitation, (i) to direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder, in each case, in accordance with the terms of such payment obligation, directly to the Trustee or as the Trustee shall direct (pursuant to and in accordance with the written directions of the Required Secured Parties); (ii) to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (iii) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, proxies, stock powers, verifications, and notices in connection with accounts and other documents relating to the Collateral; (iv) to file any claims or take any action or institute any proceedings that the Trustee (pursuant to and in accordance with the written directions of the Required Secured Parties) may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Trustee with respect to any of the Collateral; (v) to defend any suit, action or proceeding brought against any Obligor with respect to any Collateral; (vi) to settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, to give such discharges or releases as the Trustee (pursuant to and in accordance with the written directions of the Required Secured Parties) may deem appropriate; (vii) to endorse any Obligor’s name on all applications, documents, papers and instruments necessary or desirable in order for the Trustee to use any intellectual property of such Obligor; (viii) to make, settle, compromise or adjust any claims under or pertaining to any of the Collateral (including claims under any policy of insurance); (ix) to do, at any Obligor’s expense, at any time, or from time to time, all acts and things that the Required Secured Parties deem reasonably necessary and direct the Trustee in writing to protect, preserve, maintain, or realize upon the Collateral and the Trustee’s security interest therein; and (x) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (i) above.

SECTION 3

RECEIPT, DISTRIBUTION AND APPLICATION OF REVENUES FROM THE CO-ISSUERS

Each Obligor agrees and acknowledges that all Gross Revenues earned by such Obligor, including all revenues received by such Obligor from Project Documents (including Ground Leases) or Material Contacts to which it is a party and all of such Obligor’s right to receive monies or proceeds following the occurrence of a Casualty Event or a Condemnation Event with respect to its respective interest in and to any Project are subject to the security interests and other Liens granted or created under this Agreement and the other Security Documents and the Trustee shall at all times have a first priority perfected lien on all such revenues, monies and proceeds, subject to Permitted Liens.

SECTION 4

ACCOUNTS; APPLICATION OF PROCEEDS

Section 4.1 Accounts.

(a) Establishment of Revenue Account. The Obligors have established with an Acceptable Bank, and will maintain in full force and effect throughout the term of this Agreement, Revenue Account(s) as described in Section 4.2.

(b) Establishment of Other Accounts. The Obligors shall establish with an Acceptable Bank, and will maintain in full force and effect during the periods throughout the term of this Agreement set forth below, (i) a Debt Service Reserve Account (said account, together with any replacements thereof or substitutions therefor, the “Debt Service Reserve Account”), upon the first occurrence of an event that requires funds to be deposited therein to satisfy the Debt Service Reserve Requirement (whether by amounts on deposit in such Debt Service Reserve Account and/or availability under a Debt Service Reserve Letter of Credit), (ii) a Default Revenue Account (said account, together with any replacements thereof or substitutions therefor, the “Default Revenue Account”), upon the first occurrence of a Default or an Event of Default and Trustee’s receipt of written direction from the Required Secured Parties in accordance with Section 7.1(a), (iii) a Control Account (said account, together with any replacements thereof or substitutions therefor, the “Control Account”), upon the first occurrence of a Control Event and Trustee’s receipt of written direction from the Required Secured Parties and (iv) a Collateral Proceeds Account (said account, together with any replacements thereof or substitutions therefor, the “Collateral Proceeds Account”), upon the first occurrence of any event that requires funds to be deposited in the Collateral Proceeds Account in accordance with Section 7.5; provided, that each such Account shall be established and maintained by the Trustee (it being understood that the Trustee shall be an Acceptable Bank for purposes herein so long as the Trustee satisfies the requirements of Section 8.11 hereof) for the benefit of the Secured Parties.

Section 4.2 Revenue Accounts; Control Event.

(a) Each Project Company shall establish, or designate an existing Account established by the Issuer and/or the Co-Issuer, a Deposit Account (or in its discretion, more than one Deposit Account) with an Acceptable Bank with respect to its Project(s) to be designated as a Revenue Account for such Project(s); and (i) such Project Company shall provide written notice to the Trustee of the establishment or designation of such Deposit Account and such Project Company’s designation of such Deposit Account as a Revenue Account (it being understood that such prior notice with respect to any Revenue Account existing on the Closing Date has been provided), and (ii) such Project Company (or the Issuer on behalf of such Project Company) shall have entered into an Account Control Agreement in favor of the Trustee with respect to such Deposit Account.

(b) Each Project Company shall (i) instruct each of its Counterparties to make any and all payments in respect of the Project Documents to which such Project Company is a party directly to a designated Revenue Account, (ii) deposit all Gross Revenues received by such Project Company which are attributable to such Project Company’s Project(s) in a designated Revenue Account within five (5) Business Days of receipt thereof, and (iii) transfer to a designated Revenue Account any other funds required to be transferred to a Revenue Account pursuant to the terms of this Agreement.

(c) So long as neither a Control Event has occurred nor the Specified Conditions have occurred and are continuing, at least five (5) Business Days prior to each Payment Date, the Obligors shall apply funds from the Revenue Account on such Payment Date as follows:

(i) First – to the payment of amounts due and payable to the Trustee under the Transaction Documents;

(ii) Second – on a pro rata basis, to the payment of amounts due and payable to the Secured Parties with respect to accrued and unpaid interest on the outstanding Secured Obligations;

(iii) Third – on a pro rata basis, to the payment of principal amounts of the Secured Obligations, to the extent then due and owing;

(iv) Fourth – on a pro rata basis, to the payment of any other unpaid amounts then due and owing to the Secured Parties on, or with respect to, the Secured Obligations pursuant to and in accordance with this Agreement or any other Transaction Document; and

(v) Fifth – to the Debt Service Reserve Account, until such account is sufficiently funded such that the Debt Service Reserve Requirement is satisfied (whether by amounts on deposit in the Debt Service Reserve Account and/or availability under a Debt Service Reserve Letter of Credit).

So long as neither a Control Event has occurred nor the Specified Conditions have occurred and are continuing, the Obligors shall be entitled to make Permitted Withdrawals from amounts on deposit in the Revenue Account.

(d) Pursuant to the terms herein, if a Default or an Event of Default has occurred and is continuing and the Trustee has received written direction from the Required Secured Parties in accordance with Section 7.1(a) to exercise rights and remedies against the Collateral with respect to such Event of Default in accordance with this Agreement (collectively, the “Specified Conditions”), then with respect to any Revenue Account held at an Acceptable Bank other than the Trustee, the Trustee shall during the continuance of the Specified Conditions (i) deliver a notice of exclusive control regarding such Revenue Account, to such Acceptable Bank pursuant to the applicable Account Control Agreement and instruct such Acceptable Bank to transfer funds then existing in such Revenue Account to the Default Revenue Account, (ii) instruct each Counterparty to make any and all payments in respect of the Project Documents to which such Project Company is a party directly to the Default Revenue Account, and (iii) deposit (or cause to be deposited) all Gross Revenues attributable to such Project Company’s Project(s) into the Default Revenue Account. Following the Trustee providing any such instruction or making any such deposit, and during the continuance of the applicable Specified Conditions, if any Project Company or any agent or Affiliate of any Project Company receives any Gross Revenues attributable to any Project or any payment or portion thereof made pursuant to any Project Document or otherwise, such Project Company shall pay, or shall cause such agent or Affiliate to pay, promptly such Gross Revenues in the form received by such Person into the Default Revenue Account and distributed pursuant to the provisions of this Agreement.

(e) Pursuant to the terms herein, if the Trustee has received written direction from the Required Secured Parties in accordance with Section 10.7(d) of the Note Purchase and Participation Agreement (“Control Event”), then with respect to any Revenue Account held at an Acceptable Bank other than the Trustee, the Trustee shall deliver a notice of exclusive control regarding such Revenue Account, to such Acceptable Bank pursuant to the applicable Account Control Agreement and instruct such Acceptable Bank to transfer funds then existing in such Revenue Account from such Revenue Account to the Control Account and deposit (or cause to be deposited) all Gross Revenues attributable to such Project Company’s Project(s) into the Control Account.

(f) If a Control Event has occurred, then following delivery of the notices of exclusive control as described in subsection (e) above, the Trustee shall pay and apply, on the last day of each calendar month, all funds on deposit in the Control Account, as follows:

(i) First – to the payment of

(A) all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented legal fees and expenses) and charges incurred or made by the Trustee or the Secured Parties under and in accordance with this Agreement or any other Transaction Document in connection with the triggering of any such Control Event,

(B) all Taxes and assessments then due and owing by the Obligors in respect of the Collateral, and

(C) any and all other reasonable and documented out-of-pocket fees, costs, charges and expenses (including reasonable and documented and documented attorneys’ fees) then due and payable to the Trustee under and in accordance with this Agreement or any other Transaction Document which are due and owing to the Trustee for the benefit of itself and the Secured Parties as part of the Secured Obligations;

provided that, for purposes of this clause (i), all of the aforesaid amounts owing in respect of Taxes or assessments referred to above shall be paid first, all of the aforesaid amounts owing to the Trustee shall be paid second and all of the aforesaid amounts owing to the Secured Parties shall be paid third;

(ii) Second – on a pro rata basis, to the payment of amounts due and payable to the Secured Parties with respect to accrued and unpaid interest on the outstanding Secured Obligations;

(iii) Third – on a pro rata basis, to the payment of principal amounts of the Secured Obligations, to the extent then due and owing;

(iv) Fourth – on a pro rata basis, to the payment of any other unpaid amounts then due and owing to the Secured Parties on, or with respect to, the Secured Obligations pursuant to and in accordance with this Agreement or any other Transaction Document;

(v) Fifth – to the Co-Issuers to be used by the Co-Issuers to pay all other Operating Expenses of all of the Obligors then due and owing (including, without limitation, Operating Expenses relating to any Project and Project Site);

(vi) Sixth – to the Project Manager, the amount necessary to pay the accrued and unpaid Management Fee (as defined in the Management Agreement) for the preceding Collection Period (as defined in the Management Agreement) and, to the extent not previously paid, for all prior Collection Periods;

(vii) Seventh – to the Debt Service Reserve Account, until such account is sufficiently funded such that the Debt Service Reserve Requirement is satisfied (whether by amounts on deposit in the Debt Service Reserve Account and/or availability under a Debt Service Reserve Letter of Credit).

(viii) Eighth – on a pro rata basis, to the payment of the Excess Cash Flow Prepayment Amount (if any) (and any other analogous amount then due and owing under any Other Secured Loan Agreement) for such Calculation Date; and

(ix) Ninth – the surplus, if any, remains in the Control Account.

(g) Prior to making any payments described in Section 4.2(f), the Trustee shall be entitled to receive, and to conclusively rely on, (i) a certificate from each Secured Party as to the outstanding amounts of the Secured Obligations owing to such Secured Party, which amounts shall be identified as to type of Secured Obligations owing to such Secured Party in accordance with the allocation provisions described above and (ii) a certificate from the Co-Issuers as to the Operating Expenses then due and owing by the Obligors.

(h) Subject to Section 4.6(b), so long as neither a Control Event has occurred nor the Specified Conditions have occurred and are continuing, any and all monies held in a Revenue Account and/or Control Account may be withdrawn, transferred or otherwise used by the Obligors (or the Project Manager on behalf of the Obligors) at any time, provided that such withdrawal is a Permitted Withdrawal and does not violate this Agreement or the other Transaction Documents. If the Required Holders notify the Obligors that any amounts withdrawn from the Revenue Account and/or Control Account did not constitute a Permitted Withdrawal when withdrawn, the Obligors shall return such amounts to the Revenue Account within five (5) Business Days’ notice thereof.

Section 4.3 Debt Service Reserve Requirements.

(a) On or prior to each Closing Date, the Obligors shall (x) deposit (or cause to be deposited) into the Debt Service Reserve Account an aggregate amount, and/or (y) deliver (or cause to be delivered) to the Trustee one or more Reserve Letter(s) of Credit pursuant to Section 4.4 with an Availability equal to the Debt Service Reserve Requirement.

(b) Subject to Section 4.7, if the Co-Issuers fail to make any payment of Debt Service due on the Secured Obligations on any applicable Payment Date, then upon receipt by the Trustee of written notice of such failure from the Noteholders or Other Secured Lenders, as applicable, the Trustee shall provide written notice of such failure to the Obligors and, within five

(5) Business Days following receipt of such notice by the Obligors, if such failure has not been cured by the Co-Issuers, the Trustee shall thereafter apply funds on deposit in the Debt Service Reserve Account to pay such unpaid Debt Service relating thereto and, if there are no funds on deposit in the Debt Service Reserve Account or the amount of funds on deposit in the Debt Service Reserve Account are inadequate to pay in full such unpaid Debt Service, then the Trustee shall immediately draw on any Reserve Letter of Credit then held by the Trustee in an amount equal to such unpaid Debt Service and apply the proceeds of such drawing to pay such unpaid Debt Service relating thereto; provided that (x) the Trustee shall first use funds on deposit in the Debt Service Reserve Account prior to making a draw upon any Reserve Letter of Credit held by the Trustee and (y) any proceeds of a drawing made by the Trustee on any Reserve Letter of Credit which are not used to pay such unpaid Debt Service shall be deposited by the Trustee in the Debt Service Reserve Account.

(c) In the event that (i) funds on deposit in the Debt Service Reserve Account (or otherwise supported by a Reserve Letter of Credit) as of end of any fiscal month are less than the Debt Service Reserve Requirement, (ii) any amounts are applied from the Debt Service Reserve Account in accordance with Section 4.3(b), or (iii) any drawing is made on any Reserve Letter of Credit supporting the Debt Service Reserve Requirement as contemplated by Section 4.3(b), the Co-Issuers shall promptly and in any event within three (3) Business Days transfer (or cause to be transferred) funds to the Debt Service Reserve Account, or shall provide one or more replacement Reserve Letter(s) of Credit (or amend any existing Reserve Letter of Credit to increase the stated face amount thereof), to the extent necessary such that the balance of funds in the Debt Service Reserve Account and/or the Availability under all Reserve Letter(s) of Credit held by the Trustee is at least equal in the aggregate to the Debt Service Reserve Requirement.

(d) In the event that the aggregate amount of funds on deposit in the Debt Service Reserve Account and/or Availability under all Reserve Letter(s) of Credit as of any date is greater than the Debt Service Reserve Requirement in effect on such date, the Co-Issuers may (i) request that the Trustee, and upon receipt of any such request the Trustee shall promptly and in any event within three (3) Business Days of receipt of such request, transfer (or cause to be transferred) funds from the Debt Service Reserve Account to the Co-Issuers or (ii) amend or otherwise reduce any existing Reserve Letter of Credit to decrease the stated face amount thereof, in each case to the extent necessary such that the balance of funds in the Debt Service Reserve Account and/or Availability under all Reserve Letter(s) of Credit held by the Trustee is at least equal in the aggregate to the Debt Service Reserve Requirement.

Section 4.4 Reserve Letter(s) of Credit.

(a) At any time, any Obligor may deliver (or cause to be delivered) to the Trustee, one or more Reserve Letters of Credit in an aggregate maximum amount available to be paid or drawn thereunder up to all or any portion of the then existing Debt Service Reserve Requirement, together with a certificate of a Responsible Officer of such Obligor identifying each Reserve Letter of Credit as a Debt Service Reserve Requirement letter of credit and specifying the maximum amount available thereunder and the expiration date thereof.

(b) If on the 15th day of each calendar month (each such date a “Debt Service Reserve Date of Determination”) (i) thirty (30) or fewer days remain before the stated expiration date of any Reserve Letter of Credit and the same shall not have been extended or renewed with a new stated expiration date that is at least sixty (60) days from the Debt Service Reserve Date of Determination and (ii) (A) the aggregate amount of funds in the Debt Service Reserve Account is less than the amount required to satisfy the then existing Debt Service Reserve Requirement, then the Trustee shall promptly draw on such nearly expired Reserve Letter of Credit in an amount equal to the lesser of (x) the Availability under such Reserve Letter of Credit and (y) the Debt Service Reserve Requirement less the amount on deposit in the Debt Service Reserve Account and (B) if the aggregate amount of funds in the Debt Service Reserve Account plus the Availability under such nearly expired Reserve Letter of Credit is less than the amount required to satisfy the then existing Debt Service Reserve Requirement, then the Trustee will also promptly draw upon any other Reserve Letter(s) of Credit then in effect in an amount equal to the lesser of (x) the Availability under any such other Reserve Letter(s) of Credit and (y) the Debt Service Reserve Requirement less the amount then on deposit in the Debt Service Reserve Account plus the Availability under such nearly expired Reserve Letter(s) of Credit.

Section 4.5 [Reserved].

Section 4.6 Collateral Proceeds Account.

(a) The Trustee shall hold monies deposited in the Collateral Proceeds Account, if any, for the benefit of itself and the Secured Parties and shall make withdrawals therefrom only as provided herein. All such monies held in the Collateral Proceeds Account shall be part of the Collateral.

(b) If the Specified Conditions have occurred and are continuing, (i) all proceeds received by the Trustee following the exercise of any rights or remedies at the written direction of the Required Secured Parties with respect to any Collateral during any period while an Event of Default has occurred and is continuing (including foreclosure and/or sale proceeds with respect to any such Collateral) and (ii) all amounts in all Accounts, and all amounts delivered to, or received by, the Trustee pursuant to Sections 4.8, 7.1, 7.5 or 7.10 hereof and all other proceeds relating to the Collateral (or any part thereof) pledged by any Obligor to secure its obligations under the Transaction Documents, (A) shall be deposited by the Trustee in the Default Revenue Account, and (B) shall be applied by the Trustee in accordance with Section 4.7 below.

Section 4.7 Application of Collateral Proceeds.

(a) If the Specified Conditions have occurred and are continuing, then the Trustee shall pay and apply all funds deposited in the Collateral Proceeds Account in connection with the exercise of rights or remedies on the Secured Obligations and all funds deposited into the Default Revenue Account in accordance with Section 4.6(b) as follows:

(i) First – to the payment of

(A) all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented legal fees and expenses) of foreclosure or suit, if any, and of any sale, and of all other expenses, costs and charges incurred or made by the Trustee or the Secured Parties under and in accordance with this Agreement or any other Transaction Document (pursuant to their respective rights to exercise remedies in respect of the applicable Collateral) in respect of the applicable Collateral,

(B) all taxes, assessments or Liens superior to the Lien of the Security Documents (except any taxes, assessments or other superior Liens subject to which such sale of the applicable Collateral may have been made) in respect of the applicable Collateral, and

(C) any and all reasonable and documented out-of-pocket fees, costs, charges and expenses (including reasonable and documented and documented attorneys’ fees) then due and payable to the Trustee under and in accordance with the Transaction Documents or which are otherwise due and owing to the Trustee for the benefit of itself and the Secured Parties as part of the Secured Obligations (including but not limited to amounts due under and in accordance with the Transaction Documents constituting indemnities, breakage fees, and Make-Whole Amounts on the Secured Obligations);

provided that, for purposes of this clause (i), all of the aforesaid amounts owing in respect of taxes, assessments or Liens referred to above shall be paid first, all of the aforesaid amounts owing to the Trustee shall be paid second and all of the aforesaid amounts owing to the Secured Parties shall be paid third;

(ii) Second - on a pro rata basis, to the payment of amounts due and payable to the Secured Parties with respect to accrued interest on the outstanding Secured Obligations;

(iii) Third - on a pro rata basis, to the payment of any outstanding principal of the Secured Obligations and any other unpaid amounts due and owing on, or with respect to, the Secured Obligations;

(iv) Fourth – on a pro rata basis, to the payment of any other unpaid amounts then due and owing to the Secured Parties on, or with respect to, the Secured Obligations pursuant to and in accordance with this Agreement or any other Transaction Document; and

(v) Fifth – to the payment of the surplus, if any, to the Co-Issuers.

(b) The Obligors shall remain liable for payment of any deficiency owing on the applicable Secured Obligations after application of such proceeds.

(c) Prior to making any payments described in Section 4.7(a), the Trustee shall be entitled to receive, and to conclusively rely on, a certificate from each Secured Party as to the outstanding amounts of the Secured Obligations owing to such Secured Party, which amounts shall be identified as to type of Secured Obligations owing to such Secured Party in accordance with the allocation provisions described above.

Section 4.8 Additional Deposits to Accounts. In addition to any deposits required to be made hereunder, the Obligors may from time to time deposit (or cause to be deposited) any amount into any Account.

SECTION 5

CONTROL OF ACCOUNTS

Section 5.1 Acceptance of Appointment of Trustee.

(a) The Trustee hereby agrees to act as a “bank” (as defined in Section 9-102(a)(8) of the UCC) hereunder and to accept and promptly credit all cash, payments and other amounts to be delivered to or held by the Trustee in respect of the Accounts pursuant to the terms of this Agreement. The Trustee shall establish and maintain any Accounts it holds hereunder as “deposit accounts” (within the meaning of Section 9-102(a)(29) of the UCC) during the term of this Agreement and the cash in and instruments deposited to such Accounts shall be pledged by the applicable Obligor to the Trustee for the benefit of the Secured Parties in accordance with the provisions of this Agreement.

(b) All moneys on deposit with the Trustee or any Acceptable Bank in any Accounts and any other moneys of the Obligors held by the Trustee pursuant to this Agreement are hereby pledged to the Trustee as security for the payment of the Secured Obligations as herein provided.

(c) No Obligor shall have the right of withdrawal with respect to the Default Revenue Account, the Debt Service Reserve Account, the Control Account or the Collateral Proceeds Account as specifically provided herein.

Section 5.2 Control of Accounts.

(a) Each Obligor hereby irrevocably directs, and the Trustee hereby agrees, that the Trustee, in its capacity as a “bank” (as defined in Section 9-102(a)(8)) or “securities intermediary” (as defined in Section 8-102(a)(14) of the UCC), as applicable, will comply with all instructions and orders originated by Required Secured Parties, including “entitlement orders” (as defined in Section 8-102(a)(8) of the UCC), regarding each Account established and maintained by the Trustee without the further consent of such Obligor or any other Person; provided, however, that the Trustee may apply funds in the Debt Service Reserve Account to pay unpaid Debt Service pursuant to and in accordance with the written directions of the Required Secured Parties in accordance with the terms herein.

(b) In the case of a conflict between any instruction or order originated by the Trustee (pursuant to and in accordance with the written directions of the Required Secured Parties) with respect to any Account and any instruction or order originated by any other Person with respect to such Account while the Specified Conditions or a Control Event are in effect with respect to such Account, other than a final non-appealable order by a court of competent jurisdiction, the instruction or order originated by the Trustee (pursuant to and in accordance with the written directions of the Required Secured Parties) shall prevail, subject to the proviso of clause (a) above. In the event of a conflict between the provisions of this Section 5.2 and any other provision of this Agreement or any other Transaction Document, the terms of this Section 5.2 shall prevail.

(c) If at any time the Trustee receives written direction from the Required Holders in accordance with Section 10.7(d) of the Note Purchase and Participation Agreement, the Trustee agrees that after receipt of such direction, it will take all directions with respect to the Accounts solely from the Required Holders and shall not comply with instructions of any Obligor or any other person.

(d) In the event that the Trustee, in its individual capacity, has or subsequently obtains by agreement, by operation of law or otherwise a security interest in any Account or any cash or other property credited thereto, the Trustee hereby agrees that such security interest shall be subordinate to the security interest of the Trustee for the benefit of the Secured Parties. The money and other items credited to any Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any person.

Section 5.3 Characterization of Accounts. To the extent that any Account held is not considered a “deposit account” (within the meaning of Section 9-102(a)(29) of the UCC), (i) such Account shall be deemed to be a “securities account” (as defined in Section 8-501(a) of the UCC) of the Trustee or the Acceptable Bank and (ii) the Trustee or the Acceptable Bank, as applicable, shall maintain each such Account not as a “bank” but as a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC).

Section 5.4 Security Agreement. This Agreement constitutes a “security agreement” as defined in Article 9 of the UCC.

SECTION 6

COVENANTS, REPRESENTATIONS AND CONDITIONS OF THE PARTIES

Section 6.1 Further Assurances; Limitations on Perfection.

(a) Subject to Section 6.1(b) below and Section 9.8(b) of the Note Purchase and Participation Agreement, each Obligor, at its sole expense, will execute, acknowledge, deliver, record and file, or will cause to be executed, acknowledged, delivered, recorded or filed, (i) the Security Documents, any related financing statements and all such further instruments, deeds, conveyances, mortgages, supplements, transfers, financing statements and continuation statements in such manner and in such places as may be required by Law in order to create, perfect, protect and preserve the rights and the security interests of the Trustee in the Collateral and (ii) all such further instruments, deeds, conveyances, mortgages, supplements, transfers, financing statements and continuation statements as the Trustee may reasonably require, at the direction of the Required Secured Parties, for the granting, bargaining, selling, remising, releasing, confirming, conveying, warranting, assigning, transferring, mortgaging, pledging, delivering and setting over to the Trustee of the Collateral, or as may be required in order to transfer to any successor agent or agents the estate, powers, instruments and funds held hereunder for the benefit of the Secured Parties, in each case, subject to Section 6.1(b). Without limiting the foregoing, but subject to Section 6.1(b), each Obligor (i) agrees to perform or cause to be performed, at such Obligor’s expense, any other act or take any other action that is required by Law to perfect and to keep perfected the Trustee’s security interest in the Collateral (other than exceptions set forth in Section 6.1(b)), including, without limitation, executing, delivering and filing any agreements with respect to patents, trademarks, copyrights and similar intellectual property rights with the United States Patent and

Trademark Office and the United States Copyright Office, and executing and delivering Account Control Agreements with respect to each Revenue Account and all Deposit Accounts and Securities Accounts, Investment Property (as defined in Section 2.1), Letter-of-Credit Rights (as defined in Section 2.1), and electronic Chattel Paper (as defined in Section 2.1), and to cause each relevant depository institution and financial intermediary to execute and deliver an Account Control Agreement, which Account Control Agreement provides, among other things, for such depository institution’s or financial intermediary’s agreement that it will comply with instructions originated by the Trustee directing the disposition of the funds in the relevant Deposit Account or Securities Account during the continuance of the Specified Conditions or a Control Event without further consent by such Obligor and (ii) to the extent permitted by applicable Law, hereby authorizes the Trustee to execute and file any financing statements, continuation statements and other documents on such Person’s behalf with respect to all or any part of the Collateral without the signature of such Obligor to maintain the security interests created under of the Security Documents; provided that the Trustee shall furnish to such Obligor a copy of each such statement filed, promptly after the filing thereof; provided further that the authorization granted in clause (ii) of this sentence neither relieves the obligations of each Obligor in clause (i) of this sentence nor imposes any duty or obligation on the Trustee to (a) execute or file any document described in clause (ii) of this sentence or (b) take any other action to ensure the perfection of the Trustee’s security interest in the Collateral. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by Law. Subject to Section 6.1(b) below and Section 9.8(b) of the Note Purchase and Participation Agreement, the Obligors will pay or cause to be paid all filing, registration and recording taxes and fees incident to any filing, registration and recording hereunder, and all reasonable expenses with respect to the preparation, execution and acknowledgment of the Security Documents, and of any instrument of further assurance, and all federal or state stamp taxes and other material taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Agreement and such instrument of further assurance. Any financing statements filed in connection with any of the foregoing may use collateral descriptions such as “all personal property” or “all assets”, in each case “whether now owned or hereafter acquired”, and words of similar import or any other description.

(b) Notwithstanding anything to the contrary in this Agreement or the other Transaction Documents, no perfection shall be required with respect to Collateral constituting (i) rights or interests in real property (except following an Event of Default, as provided in Section 9.8(b) of the Note Purchase and Participation Agreement), (ii) vehicles and other assets subject to certificates of title, (iii) Letter-of-Credit Rights with a value of less than $500,000 individually, (iv) Commercial Tort Claims with a value of less than $1,000,000 individually, (v) Instruments in an amount less than $250,000 or otherwise retained for collection in the ordinary course of business and (vi) property as to which the Trustee (acting at the direction of the Required Secured Parties) and the Co-Issuers reasonably determine that the costs of perfecting a security interest are excessive in relation to the benefit to the Secured Parties of the security afforded thereby; and, in the case of rights or interests in real property, no further deeds, conveyances, mortgages or similar instruments shall be required to be recorded, registered or filed, except as provided in Section 9.8(b) of the Note Purchase and Participation Agreement.

(c) This Agreement shall continue to be operative during any proceeding taken to realize on the Collateral or otherwise enforce this Agreement. In the event of any realization on the Collateral which shall result in a deficiency, this Agreement shall stand as security during the redemption period for the payment of such deficiency. The Trustee shall be permitted, to the fullest extent permitted by applicable Law, to exercise remedies under any Security Documents separately from remedies exercised against other portions of the Collateral pursuant to the terms hereof.

Section 6.2 Priority of Liens. Each Obligor recognizes and agrees that the security interests and other Liens in the Collateral securing each of the Secured Obligations shall be at all times first priority perfected security interests and Liens (except with respect to other property specified in Section 6.1(b)), subject only to Permitted Liens and shall rank pari passu with the security interests and other Liens in the Collateral securing each other Secured Obligation (except for Permitted Liens securing Other Permitted Indebtedness), regardless of the time, order, method or manner of attachment, identity of secured party, filing or perfection of any and all of such security interests or other Liens.

Section 6.3 [RESERVED]

Section 6.4 [RESERVED]

Section 6.5 After-Acquired Property. To the fullest extent permitted by applicable Law, any and all property described or referred to in the Granting Clauses hereof which is hereafter acquired shall ipso facto, and without any further conveyance, assignment or act on the part of any Obligor, become and be subject to the collateral assignments or security interests or mortgage or deed of trust Liens (as applicable) created or granted under this Agreement and the other Security Documents as specifically described herein or therein, but nothing contained in this Section 6.5 shall be deemed to modify or change the obligations of such Obligor hereunder. In the event that any of the Project Documents shall be amended, restated, replaced or supplemented, such Project Document as so amended, restated, replaced or supplemented shall continue to be subject to the applicable provisions of the Security Documents without the necessity of any further act by any of the parties hereto.

Section 6.6 Obligor Covenants. Each Obligor:

(a) shall promptly deliver, or cause to be delivered, to the Trustee:

(1) from time to time statements and schedules further identifying and describing the Collateral required for purposes of perfection (to the extent required hereunder) as the Trustee, the Required Holders or the Required Other Secured Lenders may reasonably request, all in reasonable detail; and

(2) copies of any and all financing statements, continuation statements and other instruments made and filed by or on behalf of any Obligor with respect to the Collateral.

(b) with respect to any Deposit Account or Securities Account maintained by a depository institution other than the Trustee (other than any Account), and as a condition to the establishment and maintenance of any such Deposit Account or Securities Account, such Obligor, the depository institution and the Trustee shall execute and deliver an Account Control Agreement which provides, among other things, for the depository institution’s agreement that it will comply with instructions originated by the Trustee directing the disposition of the funds in the Deposit Account or Securities Account for so long as the Specified Conditions remain in effect without further consent by such Obligor;

(c) shall not take any action that would, or fail to take any action if such failure would, impair in any manner the enforceability of the Trustee’s security interest in and Lien on any material Collateral (subject to the Permitted Liens); and

(d) if any Obligor or the Trustee is, in respect of any payment, required under this Agreement to withhold or deduct any amount for or on account of any Tax of a Taxing Jurisdiction, the Obligors shall promptly upon obtaining actual knowledge thereof (1) give written notice of that fact to the Trustee as soon as the Obligors become aware of the requirement to make the withholding or deduction and shall give to the Trustee such information as the Trustee shall require to enable it to assess and comply with the requirement and (ii) indemnify the Trustee in accordance with the terms of the Note Purchase and Participation Agreement for any such withholding.

Section 6.7 UCC Lien Searches. The Trustee may, at the request of the Required Secured Parties, order UCC lien searches, not more than once annually, against each Obligor and the Collateral at such Obligor’s expense.

Section 6.8 Representations and Warranties.

(a) The Trustee represents and warrants to each other party hereto that:

(i) The Trustee is a national banking association validly existing under the laws of the United States of America.

(ii) The Trustee has the requisite power and authority to execute, deliver and perform its obligations under this Agreement and each other Transaction Document dated as of the date hereof to which it is a party and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and each other Transaction Document dated as of the date hereof to which it is a party.

(iii) Each of this Agreement and each other Transaction Document dated as of the date hereof to which the Trustee is a party has been duly executed and delivered by the Trustee and each of this Agreement and each other Transaction Document dated as of the date hereof to which it is a party constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its respective terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) Each Obligor represents and warrants to the Trustee that:

(i) Each Obligor is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

(ii) Each Obligor has the requisite power and authority to execute and deliver this Agreement and the other Security Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and each other Security Document dated as of the date hereof to which it is a party.

(iii) Each of this Agreement and each other Security Document dated as of the date hereof to which any Obligor or any of its Subsidiaries is a party has been duly executed and delivered by such Obligor and each of this Agreement and each other Security Document dated as of the date hereof to which any Obligor or any of its Subsidiaries is a party constitutes a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, or other similar laws affecting the enforcement of creditors’ rights generally and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 6.9 Investment of Funds.

(a) Subject to Section 6.9(b), (i) moneys on deposit in the Accounts established and maintained by the Trustee pursuant to this Agreement shall be invested and reinvested by the Trustee as directed in writing by the Co-Issuers in Permitted Investments and (ii) interest and other earnings paid on such Permitted Investments shall be paid to the applicable Obligor as soon as practicable. The Trustee shall invest and reinvest any cash held in such Accounts under this Agreement pursuant to timely and specific written investment direction from the Co-Issuers, or pursuant to paragraph (b) of this Section 6.9, the Required Secured Parties. In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Co-Issuers, or pursuant to paragraph (b) of this Section 6.9, the Required Secured Parties, to provide timely written investment direction, in which case the Trustee shall hold such funds uninvested in the Accounts.

(b) If the Specified Conditions have occurred and are continuing, (i) the Co-Issuers’ right to direct such investments pursuant to Section 6.9(a) or as otherwise provided herein shall be suspended and the Trustee (to the extent a Responsible Trust Officer has received written notice or has actual knowledge of the occurrence and continuance of the Specified Conditions) shall not accept direction from the Co-Issuers with respect to the Accounts; and (ii) any credit balances shall be invested and reinvested in Permitted Investments as may be directed in writing by the Required Secured Parties to the Trustee.

SECTION 7

DEFAULTS AND REMEDIES

Section 7.1 Default Remedies.

(a) Event of Default. If an Event of Default has occurred and is continuing, the Required Secured Parties, by an instrument or instruments in writing executed and delivered by the Required Secured Parties to the Trustee, and providing for the indemnity in favor of the Trustee required hereunder, may direct, and at all times shall have such right to so direct, to the Trustee the rights and remedies to be exercised by the Trustee and the method and place of conducting the proceedings to be taken by the Trustee in connection with the enforcement of the terms and conditions hereof. The Trustee, upon being so directed in writing and indemnified by the Secured Parties in accordance with the terms of Section 8.3 and, subject to the rights and immunities set forth in Section 8 below, shall, in accordance with such direction,

(i) exercise all of the rights and remedies of the Trustee in respect of the Collateral to the fullest extent permitted under applicable Law and all of the rights and remedies of the Trustee conferred in this Agreement and in the other Transaction Documents to which it is a party,

(ii) exercise all of the rights and remedies of a secured party under the UCC of any applicable jurisdiction and may proceed to protect and enforce this Agreement and any of the other Transaction Documents to which it is a party by suit or suits or proceedings at law, in equity, in bankruptcy or otherwise, and or for foreclosure hereunder or thereunder, or for the appointment of a receiver or receivers for the Collateral or any part thereof or for the enforcement of any legal, equitable or other remedy to the fullest extent available under applicable Law, and (iii) protect and enforce this Agreement or any one or more of the other Transaction Documents to which it is a party by suit or suits or proceedings at law, in equity, in bankruptcy or otherwise, and/or for the enforcement of any legal, equitable or other remedy to the fullest extent available under applicable Law.

(b) Bankruptcy of any Obligor. In case there shall be pending a case or proceedings in bankruptcy with respect to, or for the reorganization or arrangement of, any Obligor under any Bankruptcy Law or in case a conservator, liquidator, custodian, receiver or trustee shall have been appointed for any Obligor or its property, the Trustee shall have the right (and, if so directed in writing by the Required Secured Parties, the obligation) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Secured Parties allowed in such case or proceeding for the entire amount of the obligations owed to such Secured Parties by such Obligor, at the date of the institution of such case or proceeding, and for any additional amounts which may become due and payable under any of the Transaction Documents after such date.

(c) Trustee Actions. Except upon the occurrence and during the continuance of the Specified Conditions or a Control Event, the Trustee may not exercise control over any Account or other Collateral or exercise any other rights and remedies against any Obligor or any of the Collateral; provided that the Trustee may act, if any Event of Default has occurred and is continuing of which a Responsible Trust Officer has received written notice or has actual knowledge, in other circumstances where action is reasonably required before any necessary instructions may be received by the Trustee from the Required Secured Parties in accordance with this Agreement, to the extent it deems necessary and without instruction from the Required Secured Parties, in order to

(i) protect the Collateral,

(ii) instruct or give any notice to the Obligors required hereunder, or

(iii) otherwise protect the interests of the Secured Parties hereunder;

provided, however, the Trustee shall not be responsible or liable in any way to any of the Secured Parties for its failure to take any action pursuant to this clause (c). For purposes of clarification, the Trustee’s obligations under Section 8.5 or Section 8.6 hereof shall not be considered discretionary action that is subject to the terms of this clause (c).

(d) Revocation of Direction. The Required Secured Parties may at any time revoke or alter, by written instruction to the Trustee, all or any part of any written directions previously delivered to the Trustee by the Required Secured Parties, it being understood that the Trustee shall not be liable for refraining from taking action if it receives conflicting written instructions from the Required Secured Parties (but in such event the Trustee shall promptly provide written notice of such conflicting instructions to each holder of a Note).

(e) Consents, etc. If the Specified Conditions have occurred and are continuing, and the Trustee desires or is directed by the Required Secured Parties to exercise any remedies, rights and powers as set forth in this Section 7.1(e) and determines (or is advised by counsel satisfactory to it) that it is necessary to have each Obligor’s authorization to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the request of the Trustee, each Obligor agrees to assist and aid the Trustee to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

Section 7.2 Remedies Cumulative, etc.

(a) All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of the Obligors contained in this Agreement or in any Transaction Document or in any document referred to herein or therein, or contained in any agreement supplementary hereto or thereto, shall be deemed in addition to, and not in derogation or substitution of, any of the covenants, conditions, or agreements of the Obligors herein or therein contained.

(b) The giving, taking, or enforcement of any other or additional security, collateral, or guaranty for the payment or performance of the Secured Obligations shall not operate to prejudice, waive, or affect the security interests created in favor of the Trustee under this Agreement or any other Transaction Document, or any rights, powers, or remedies hereunder or thereunder, nor shall the Secured Parties or the Trustee be required to first look to, enforce, or exhaust, any such other or additional security, collateral, or guaranties.

(c) No course of dealing on the part of any of the Secured Parties or the Trustee, nor any delay or failure on the part of any of the Secured Parties or the Trustee to exercise any right, shall impair any right or operate as a waiver of any right or otherwise prejudice the rights, powers, and remedies of the Secured Parties or the Trustee hereunder or under any other Transaction Document.

(d) No waiver by any of the Secured Parties or the Trustee of any Default or Event of Default, whether such waiver be full or partial, shall extend to or be taken to affect any subsequent Default or Event of Default, or to impair the rights resulting therefrom, except as may be otherwise expressly provided herein or in any other Transaction Document.

(e) Every right and remedy hereunder and under other Transaction Document or by applicable Law to the Trustee may, to the fullest extent provided under applicable Law and subject to Section 7.1(a) of this Agreement, be exercised from time to time as often as may be deemed expedient by the Trustee, upon the written direction of the Required Secured Parties.

Section 7.3 Restoration of Rights and Remedies. If the Trustee shall have instituted any proceeding to enforce any right or remedy under any Security Document and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Trustee, the Obligors, and the Secured Parties shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee shall continue as though no such proceeding had been instituted.

Section 7.4 Limitations on Secured Party Action.

(a) Generally. Notwithstanding anything else contained herein to the contrary, no Secured Party shall have the right to institute any suit, action or proceeding at law or in equity for the exercise of, or the right to otherwise exercise, any right, remedy or power under this Agreement or any other Security Document or under applicable Law or with respect to any Collateral, unless and until each of the following conditions is satisfied:

(i) the Required Secured Parties shall have instructed the Trustee in writing to exercise the right, remedy or power by instituting such action, suit or other proceeding in its own name;

(ii) the Trustee shall have received the indemnity required hereby;

(iii) the Trustee shall have refused or failed to comply with such written instruction for a period of thirty (30) days after such written instruction shall have been received by it; and

(iv) an Event of Default exists.

Such notification, instruction, offer of indemnity and refusal or omission are conditions precedent to the exercise by any Secured Party of any right, remedy or power hereunder; it being understood that no one or more of such Secured Parties shall have any right in any manner or for any purpose whatever by his, her, its or their action to exercise or enforce any right, remedy or power under this Agreement or any other Security Document or under applicable Law or with respect to any Collateral, except as and in the manner herein expressly provided, and that all actions, suits or other proceedings to enforce any right, remedy or power hereunder and under any other Security Document, and any other exercise of any such right, remedy or power shall be instituted, had and maintained solely by the Trustee, as and in the manner herein provided and for the benefit of all Secured Parties, as provided for herein and therein.

(b) Suits for Obligations. Nothing in this Section 7.4, in any other provision of this Agreement or in any of the Transaction Documents shall affect or impair the right of the Secured Parties to enforce against any Obligor after the occurrence and during the continuance of an Event of Default, any obligation to pay principal, interest, make-whole amount, fees and any other amounts under (and in accordance with the terms of) the Transaction Documents to which such Obligor is a party, and any other obligations thereunder, and to accept and retain payment in respect of any such obligations or to enforce against any other Obligor of such obligations any right to have such Obligor make such payment and to accept and retain payment from such obligor in respect of any such obligations, provided that none of the Notes shall be declared immediately due and payable except in accordance with Section 12 of the Note Purchase and Participation Agreement and nothing in this sentence shall affect, limit, impair or reduce the requirements of Section 7.5, Section 7.8 or Section 4 herein with respect to the disposition of, and sharing of, Collateral and proceeds of Collateral received by a Secured Party or paid to a Secured Party by any Obligor or any other obligor. Nothing in this Section 7.4, in any other provision of this Agreement or in any of the Transaction Documents shall affect or impair the obligation of any Guarantor under the Note Purchase and Participation Agreement or any other guarantor with respect to any guaranty that may be issued in respect of all or any of the Secured Obligations, whether such guaranty is to pay the indebtedness relating to the Secured Obligations or to satisfy each other undertaking with respect thereto.

Section 7.5 Sharing.

(a) Remittance of Proceeds. If

(i) an Event of Default shall have occurred and be continuing, and

(ii) a Secured Party shall receive any proceeds of or payment on the Collateral other than through a distribution from the Trustee pursuant to the terms hereof, then such Secured Party shall, promptly after receipt thereof, notify the Trustee in writing and remit such proceeds or payment to the Trustee and the Trustee shall deposit such proceeds or payment into the Collateral Proceeds Account. The Trustee shall, promptly after receipt of such proceeds or payment, if the Specified Conditions have occurred and are continuing, disburse the amount so remitted to it as provided in Section 4.7 herein, in the order of priority set forth therein. Any such payment shall not be deemed to have satisfied any obligations in respect of which it was originally received by such Secured Party but rather shall be deemed to have satisfied, to the extent of the amount of such proceeds, the obligations of any Obligor to which such proceeds are applied pursuant to Section 4.7 herein.

(b) Setoffs, Counterclaims, etc. If

(i) an Event of Default shall have occurred and be continuing, and

(ii) a Secured Party shall obtain any amounts through the exercise of a right of banker’s lien, setoff, counterclaim, recoupment, indemnification or contribution against any Obligor (including, without limitation, any ordinary course application of account balances (by way of set-off, pre-authorized withdrawals, account consolidation or otherwise) to reduce any outstanding principal and to permanently reduce any commitment availability under any Secured Obligation that is in the nature of revolving credit), then such Secured Party shall, promptly after receipt thereof, notify the Trustee in writing and remit such amounts to the Trustee and the Trustee shall deposit such amounts into the Collateral Proceeds Account. The Trustee shall, promptly after receipt of such amounts, if the Specified Conditions have occurred and are continuing, disburse the amounts so remitted to it as provided in Section 4.7, in the order of priority set forth therein. Any such amounts shall not be deemed to have satisfied any obligations in respect of which it was originally received by such Secured Party but rather shall be deemed to have satisfied, to the extent of such amounts, the obligations of the Obligors to which such proceeds are applied pursuant to Section 4.7 herein.

(c) Return of Proceeds. If any Secured Party that has remitted proceeds of Collateral or other payments or amounts to the Trustee pursuant to any one or more of Section 7.5(a) or Section 7.5(b) shall thereafter be required to repay such proceeds or such other amounts to the Obligor or any original payor or obligee thereof, such Secured Party shall (i) notify the Trustee in writing of the same and (ii) have a Lien on the Collateral, prior to the Lien securing the Secured Obligations (except the Lien in favor of the Trustee pursuant hereto), securing the repayment of the proceeds so remitted to the Trustee (less any portion thereof distributed to such Secured Party pursuant to Section 4 herein), provided that, upon written request by such Secured Party to the Trustee, the Trustee shall request the Person to whom such proceeds or other amounts were disbursed to remit such proceeds to the Trustee and such Person shall promptly comply with such request. The failure of the Trustee to make any such request notwithstanding, each Person to whom such proceeds were disbursed shall be and remain obligated to remit such proceeds or other amounts to the Trustee and the Trustee shall have no liability for any failure by a Secured Party to remit such proceeds or other amounts as required by this Section 7.5(c).

(d) Sharing of Collateral. Except as otherwise provided in Section 7.5(a) through Section 7.5(c), inclusive, if any Secured Party shall obtain any Property as security for the payment of any Secured Obligation (or as security for the guaranty of any such Secured Obligation) held by it, such Secured Party shall promptly thereafter take such actions as shall be necessary to transfer such property to the Trustee to be held as part of the Collateral, and the Trustee shall if Specified Conditions have occurred and are continuing deposit the proceeds from the disposition of any such Property into the Collateral Proceeds Account and apply such proceeds as provided in Section 4.7 herein, in the order of priority set forth therein.

(e) Knowledge of an Event of Default. For purposes of this Section 7.5, a Secured Party shall be deemed to have knowledge of an Event of Default if any one or more of the officers or employees of such Secured Party assigned to oversee the Secured Obligations owned by such Secured Party:

(i) has actual knowledge of such Event of Default; or

(ii) receives written notice of such Event of Default from the Trustee, another Secured Party, or an Obligor.

Section 7.6 [RESERVED]

Section 7.7 Waivers. Each Obligor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon or plead, or in any manner claim or take the benefit or advantage of, any stay (except in connection with a pending appeal), valuation, appraisal, redemption or extension law now or at any time hereafter in force which, but for this waiver, might be applicable to any foreclosure sale made under any judgment, order, decree or otherwise based on this Agreement or any of the other Security Documents, and any Obligor (to the extent that it may lawfully do so) hereby expressly waives and relinquishes all benefit and advantage of any and all such laws.

Section 7.8 Fees and Expenses. If any Obligor fails to pay when due any amount hereunder or fails to comply with any other provision hereunder in any material respect, the Obligors will pay to the Trustee, to the extent permitted by Law, the reasonable and documented out-of-pocket costs and expenses, including, but not limited to, reasonable attorneys’ fees and expenses, incurred by the Trustee or the Secured Parties (pursuant to the Trustee’s respective rights under this Agreement to exercise remedies in respect of the Collateral), in enforcing any of their rights hereunder, or rights incident to, the enforcement of any of the provisions hereof and all other charges due against the Collateral, including, without limitation, taxes, assessments or Liens upon the Collateral and any reasonable and documented out-of-pocket fees and expenses, including transfer or other taxes, arising in connection with any sale, transfer or other disposition of the Collateral (other than taxes determined by reference to the income of the Trustee or any Secured Party). Such fees and expenses shall be payable on demand together with interest thereon at the Default Rate applicable thereto, which with respect to the Trustee shall be the Default Rate applicable to the respective Secured Obligations, and any Obligor’s obligation hereunder to pay such expenses shall be treated as a Secured Obligation hereunder.

Section 7.9 Effect of Sale. Any sale, following the occurrence and during the continuance of the Specified Conditions, whether under any power of sale hereby given or by virtue of judicial proceedings, which is conducted by the Trustee in accordance with applicable Laws shall, to the fullest extent permitted under applicable Law, operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of any Obligor in and to the property sold.

Section 7.10 Application of Proceeds. The Trustee shall apply the cash proceeds of any action taken by it pursuant to this Section 7, after deducting all reasonable and documented out-of-pocket costs and expenses of every kind paid or incurred by the Trustee in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights and duties of the Trustee under this Agreement, as set forth in Section 4.7 herein, in the order of priority set forth therein.

SECTION 8

THE TRUSTEE

Section 8.1 Grant of Authority; Acceptance of Appointment.

(a) Each Secured Party and each holder of any Secured Obligations by its acceptance thereof hereby appoints and authorizes the Trustee to execute and deliver this Agreement and the other Security Documents to which the Trustee is a party and to take such action as agent on its behalf and to exercise such powers hereunder and under the other Security Documents executed by the Trustee in connection herewith as are specifically delegated to the Trustee by the terms of this Agreement and to take such other actions as directed in writing by the Required Secured Parties to preserve and protect the security interests granted hereunder, in each case together with such other powers as are reasonably incidental thereto. Notwithstanding any provision apparently to the contrary elsewhere in this Agreement or the other Security Documents, the Trustee shall not have any duties or responsibilities except those expressly set forth in this Agreement and the other Security Documents executed by the Trustee.

(b) The Trustee hereby accepts its appointment as “Trustee” hereunder, including, without limitation, its obligations hereunder and under the other Security Documents executed by the Trustee, for the benefit of the Secured Parties, upon the terms expressly set forth herein. The Trustee shall not have any obligation under or be charged with any knowledge with respect to any Security Document which is not executed by the Trustee.

Section 8.2 Certain Duties and Responsibilities of Trustee.

(a) Undertakings. The Trustee

(i) (A) shall undertake to perform, and shall perform, only such duties as are specifically set forth in this Agreement and the other Security Documents executed by it and, if required by and subject to the terms of such documents, such duties as are directed in writing by the Required Secured Parties to be performed, (B) shall have no implied covenants or obligations read into this Agreement or the other Security Documents against the Trustee and (C) shall have no discretion, permissive right or privilege entitled to the Trustee hereunder be or be deemed to be or otherwise construed as a duty or obligation; and

(ii) may, in the absence of bad faith on its part, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed in directions of the Required Secured Parties, upon certificates or opinions furnished by the Secured Parties to the Trustee and conforming to the requirements hereof or any other Security Document, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether they conform to the requirements hereof as to form (but need not investigate the accuracy of the mathematical calculations therein).

(b) Direction. If an Event of Default shall have occurred and be continuing of which a Responsible Trust Officer has actual knowledge or has received written notice from a Secured Party or an Obligor, the Trustee shall, to the extent indemnified in accordance herewith and so directed in writing by the Required Secured Parties, exercise such of the rights, remedies and powers vested in it by this Agreement and the other Security Documents executed by it for the benefit of the Secured Parties as and to the extent so directed by the Required Secured Parties, and in such exercise use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No Exculpation. No provision hereof or any other Transaction Document shall be construed to relieve the Trustee from liability for its own grossly negligent actions, grossly negligent failures to act, bad faith or willful misconduct, except that:

(i) this subsection shall not be construed to limit the effect of Section 8.2(a);

(ii) the Trustee shall not be liable to any Secured Party for any error of judgment made in good faith by an officer or by an employee thereof unless it shall be conclusively determined by a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable to any Secured Party with respect to any action taken or omitted to be taken by it in good faith pursuant to and in accordance with the written directions of the Required Secured Parties; and

(iv) the Trustee shall not be liable to any Secured Party with respect to its failure to take any action under this Agreement or any of the other Security Documents pursuant to and in accordance with the written directions of the Required Secured Parties if such action would, in the good faith opinion of the Trustee, be unlawful or contrary to the terms and provisions of this Agreement or any other Security Document, or would subject the Trustee to liability under any federal, state or local laws or regulations (including, without limitation, environmental protection laws or regulations). The Trustee shall be entitled to take any action or to refuse to take any action which the Trustee regards as necessary for the Trustee to comply with any applicable Law, regulation or fiscal requirement of any Governmental Authority or any court order binding upon it.

(d) Applicability of Section 8.2. Except where expressly provided otherwise, every provision hereof and of every other Security Document relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 8.2.

Section 8.3 Certain Provisions with Respect to Trustee’s Rights to Compensation and Indemnification.

(a) Compensation. Each Obligor covenants and agrees to pay to the Trustee from time to time, and the Trustee shall receive such compensation as shall be agreed in writing between the Co-Issuers and the Trustee for all services rendered by it in the execution and performance of any of the powers and duties hereunder and under the other Security Documents of the Trustee, which compensation shall not be limited by any provision of Law in regard to the compensation.

(b) Indemnification. Each Obligor shall indemnify, defend and hold harmless the Trustee, each Secured Party, and each of their officers, directors, trustees, employees, investment advisors, affiliates and agents (collectively referred to in this clause (b) as the “Indemnified Persons”) from and against, and reimburse each Indemnified Person for, any and all claims, demands, liabilities, damages, judgments, penalties, and reasonable and documented out-of-pocket costs, fees and expenses (including, without limitation, reasonable and documented attorneys’ fees and costs incurred in the investigation, defense and settlement of claims), but not taxes determined by reference to the income of the Trustee or any Indemnified Person (all such items are referred to in this clause (b), collectively, as “Losses”) which are imposed upon, asserted against, or incurred or paid by any such Indemnified Person from, as a result of, or in connection with:

(i) any bodily injury, death or property damage occurring in or upon or in connection with the use, possession, maintenance, management or operation of the Collateral through any cause whatsoever;

(ii) the execution, delivery and performance by the Trustee of its obligations and duties under this Agreement or any of the other Security Documents;

(iii) any transaction, suit, action or proceeding against such Indemnified Person arising out of or in connection with this Agreement, any other Security Document or the Collateral; or

(iv) the withdrawal by the Obligors (or the Manager on behalf of the Obligors) of any amounts not constituting Permitted Withdrawals from the Revenue Account.

provided that, notwithstanding the foregoing or any other term or provision of any other Transaction Document, no Obligor shall be obligated to indemnify any Indemnified Person hereunder or under any other Transaction Document for any Losses of any Indemnified Person in respect of any of the foregoing matters if such Losses of such Indemnified Person arose from such Indemnified Person’s bad faith, gross negligence or willful misconduct. The proviso set forth in the immediately preceding sentence shall apply to any other indemnity given to the Trustee or any of the Secured Parties under this Agreement, under any other Security Document or under any other Transaction Document but the indemnity under this Section 8.3(b) shall supplement any other such indemnity and shall be in addition thereto. Each Indemnified Person shall promptly, and in any event within thirty (30) days after its receipt of written notice of the commencement of any action against it in respect of which indemnity may be sought under this Section 8.3(b), notify the Obligors in writing of such commencement, provided that failure to so notify will not vitiate any indemnification obligation hereunder. Each such Indemnified Person will permit the Obligors to assume the defense of such claim, with counsel reasonably satisfactory to such Indemnified Person, and if such defense is so assumed, the Obligors shall not enter into any settlement of such claim without the consent of such Indemnified Person. The Obligors agree to keep the Indemnified Person informed of all material developments and events relating to such claim. If a material conflict of interest, as determined by the Indemnified Person in such Person’s sole discretion, arises between the Indemnified Person and the Obligors assuming the defense of such claim, the Indemnified Person shall have the right to remove the Obligors’ counsel and retain its own counsel, at the reasonable expense of the Obligors. No Indemnified Person will enter into, and none of the Obligors will be required to pay, for any settlement of or involving any Losses of any Indemnified Person without the prior written consent of the Obligors.

(c) Trustee Expenses. Each Obligor will promptly pay or reimburse the Trustee, upon presentation by the Trustee to such Person of a reasonably detailed statement, for all reasonable and documented out-of-pocket fees, expenses, disbursements paid or incurred by the Trustee under and in accordance with any of the provisions hereof and of the other Security Documents (including the reasonable fees, expenses and disbursements of its counsel), except any such fees, expense or disbursement as may arise from the bad faith, gross negligence or willful misconduct of the Trustee. The Trustee shall have no right against any Secured Party for the payment of compensation for the Trustee’s services hereunder or any expenses or disbursements incurred in connection with the exercise and performance of the Trustee’s powers and duties hereunder or any indemnification against liability that the Trustee may incur in the exercise and performance of such powers and duties (except in connection with indemnities provided separately by a Secured Party) but on the contrary, shall look solely to the applicable Obligor for such payment and indemnification, provided that each Obligor’s obligation hereunder to pay for such compensation, expenses, disbursements and indemnification (except against liability of the Trustee in favor of a Secured Party, if any be established) shall be treated as a Secured Obligation hereunder.

(d) Secured Party Indemnity. Each Secured Party severally agrees to indemnify, defend and hold harmless the Trustee (solely to the extent not reimbursed or paid by any Obligor as provided herein), pro rata according to the outstanding principal amount of the Secured Obligations held by such Secured Party (which principal amount of Secured Obligations shall (i) with respect to any Other Secured Lender, equal the aggregate principal amount of the Outstanding Borrowings held by such Other Secured Lender, as applicable and (ii) with respect to any holder, equal the aggregate outstanding principal amount of the Notes held by such holder) from time to time, from and against any and all liabilities, obligations, damages, penalties, actions, judgments, suits, fees, costs, expenses or disbursements incurred by the Trustee acting in accordance with the written direction of the Required Secured Parties; provided that no Secured Party shall be required to indemnify the Trustee hereunder to the extent that any claim for indemnification is caused by the bad faith, gross negligence or willful misconduct of the Trustee.

(e) Survival. The obligations of the Obligors and the Secured Parties under this Section 8.3 shall survive the foreclosure of, and realization upon, the Collateral and the payment in full of the Secured Obligations and any payment, release or discharge hereof and any or all security interests and Liens in the Collateral, the termination of this Agreement and the resignation or removal of the Trustee.

(f) Special Damages. In no event shall the Trustee or any Secured Party be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit, goodwill, reputation, business opportunity or anticipated saving), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(g) Force Majeure. In no event shall the Trustee be liable for any failure or delay in the performance of its obligations under this Agreement or any related documents because of circumstances beyond the Trustee’s control, including, but not limited to, a failure, termination, or suspension of a clearing house, securities depositary, settlement system or central payment system in any applicable part of the world or acts of God, flood, war (whether declared or undeclared), civil or military disturbances or hostilities, nuclear or natural catastrophes, political unrest, explosion, severe weather or accident, earthquake, terrorism, fire, riot, labor disturbances, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like (whether domestic, federal, state, county or municipal or foreign) which delay, restrict or prohibit the providing of the services contemplated by this Agreement or any related documents, or the unavailability of communications or computer facilities, the failure of equipment or interruption of communications or computer facilities, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, or any other causes beyond the Trustee’s control whether or not of the same class or kind as specified above.

(h) KYC. Pursuant to the Customer Identification Program requirements established under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Title III of Pub. L. 107 56 (signed into law October 26, 2001) and its implementing regulations (collectively, USA PATRIOT Act), the Financial Crimes Enforcement Network’s (FinCEN) Customer Due Diligence Requirements and such other laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions (collectively, “Applicable Law”), the Trustee is required to obtain from the Obligors on or before closing, and from time to time thereafter, documentation to verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity, the Trustee will ask for documentation to verify the entity’s formation and existence, its financial statements, licenses, tax identification documents, identification and authorization documents from individuals claiming authority to represent the entity and other relevant documentation and information (including beneficial owners of such entities). To the fullest extent permitted by Applicable Law, the Trustee may conclusively rely on, and shall be fully protected and indemnified in relying on, any such information received. Failure to provide such information may result in an inability of the Trustee to perform its obligations hereunder, which, at the sole option of the Trustee, may result in the Trustee’s resignation in accordance with the terms hereof.

(i) Receipt by the Trustee of any report or other information received by, or otherwise made available to, the Trustee pursuant to the terms of this Agreement or any other Transaction Document, or information otherwise publicly available shall not be deemed in and of itself to constitute actual or constructive knowledge by the Trustee of such information.

(j) The Trustee makes no representations as to the value or condition of the Collateral or any part thereof, or as to the title of the Obligors thereto or as to the security afforded by this Agreement or any other agreement related hereto or as to the validity, execution, enforceability, legality or sufficiency of this Agreement or any of the Secured Obligations, and the Trustee shall incur no liability or responsibility in respect of any such matters.

(k) The Trustee agrees to accept and act upon and in accordance with written directions provided by the Required Secured Parties pursuant to this Agreement by facsimile transmission, provided that each such Required Secured Party has provided, or shall provide, to the Trustee an incumbency certificate listing designated persons with the authority to provide directions on behalf of such Secured Party, which incumbency certificate shall be amended if such directions are still applicable, whenever a person is to be added or deleted from the listing. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such written directions notwithstanding that such directions conflict, or are inconsistent, with a subsequent written instruction of the Required Secured Parties. Each Secured Party agrees to assume all risks arising out of the use of facsimile transmission to submit directions to the Trustee, including without limitation the risk of such party acting on unauthorized directions, and the risk of interception and misuse by third parties (other than as may result from the gross negligence or willful misconduct of the Trustee).

(l) The Trustee shall be entitled to all of the same rights, protections, immunities and indemnities afforded to it as Trustee hereunder (i) in each other capacity pursuant to which it acts under the Transaction Documents and (ii) in any other Transaction Document or other agreement or document executed in connection herewith.

(m) The Trustee shall have no obligation to supervise, verify, monitor or administer the performance of any of the Obligors, the Secured Parties or any other Person (other than the Trustee) and shall have no liability for any action taken or omitted by any of the Obligors, the Secured Parties or any other Person (other than the Trustee) and may assume performance absent written notice or actual knowledge of a Responsible Trust Officer to the contrary.

(n) Knowledge of WTNA in any role shall not be attributed to any other role, any affiliate, lines of business or other division of WTNA.

(o) The Trustee shall not be responsible for recalculating or verifying any numerical information unless expressly required pursuant to the Transaction Documents to which the Trustee is a party.

(p) The Trustee shall not be required to take discretionary action under this Agreement or any other Transaction Document absent receipt by the Trustee of written directions from the Required Secured Parties and receipt of indemnification satisfactory to it, and the Trustee shall not be liable for any action taken at the direction of the Required Secured Parties absent any gross negligence, bad faith or willful misconduct by the Trustee in so acting.

(q) The recitals set forth herein are made solely by the Obligors and the Trustee shall have no responsibility or liability for any recitals.

(r) The Trustee shall be entitled to receive from the Obligors or any other parties hereto all documentation and other information that may be required by the Trustee in order to enable compliance with applicable “know your customer” rules and regulations.

Section 8.4 Certain Rights of Trustee.

(a) No Representations and Covenants. The Trustee shall not be responsible for any recitals or representations of the Obligors herein or in any Security Document or for insuring the Collateral, nor shall the Trustee be bound to ascertain or inquire as to the performance or observance by any Obligor of any covenants, conditions or agreements contained herein, in any Security Document or in any other Transaction Document.

(b) Knowledge of Defaults. Except in the case of a Default or an Event of Default of which a Responsible Trust Officer has actual knowledge, the Trustee shall be deemed to have knowledge of a Default or an Event of Default only upon receipt of written notice thereof from any of the Secured Parties or an Obligor and shall have no duty to take any action to determine whether any such Default or Event of Default has occurred.

(c) Representations and Covenants Exculpation; No Accountability. Except to the extent expressly provided in Section 6.8, the Trustee makes no representation or warranty as to the validity, sufficiency or enforceability hereof, of any other Security Document or of any instrument included in the Collateral, or as to the value, title, condition, or adequacy of insurance on, or otherwise with respect to, the Collateral. The Trustee shall not be accountable to any Secured Party for the use or application of the proceeds of the Secured Obligations or for the use or application of any property or the proceeds thereof which shall be released from the Lien of the Security Documents in accordance with the provisions hereof or any such Security Document. The Trustee makes no representation or warranty as to the attachment, perfection or priority of the security interests and Liens contemplated hereby or by the other Security Documents and shall have no duty to monitor or maintain the attachment, perfection or priority of such security interests and Liens.

(d) Reliance. The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document received by it from an Obligor, any Affiliate of an Obligor, or any Secured Party and believed by the Trustee, in good faith, to be genuine and to have been signed or presented by the proper party or parties.

(e) Request; Direction; Authorization. All requests, directions, orders or authorizations made by any Secured Party or any Obligor to the Trustee shall be in writing. All requests, directions, orders or authorizations made by any Secured Party or any Obligor to the Trustee shall be sufficiently evidenced by a request, direction or authorization in writing, delivered to the Trustee, and signed in the name of such Person, as the case may be, by its authorized officer, manager, or member. Any resolution of the members or managers of such Person (or equivalent evidence of approval and authorization of action) shall be sufficiently evidenced by a copy of such resolution, certified by its authorized officer, manager or member to have been duly adopted and to be in full force and effect on the date of such certification, being delivered to the Trustee.

(f) Professional Consultation. The Trustee may, at the reasonable cost and expense of the Obligors, consult with counsel, appraisers, engineers, accountants and other skilled persons selected by the Trustee, and the Trustee shall not incur liability in respect of any action taken, suffered or omitted by it hereunder in good faith and pursuant thereto.

(g) Indemnity. The Trustee shall be under no obligation to take any action to protect, preserve or enforce any rights or interests in the Collateral (including, without limitation, the Collateral) or to take any action toward the execution or enforcement of this Agreement or any other Security Document, whether on its own motion or on the request of any other Person, which in the opinion of the Trustee may involve loss, liability or expense to it, unless it has received written directions to do so from the Required Secured Parties and one or more Secured Parties shall offer and furnish indemnity, reasonably satisfactory to the Trustee, against such loss, liability and expense reasonably expected to be incurred by the Trustee in taking such action. Notwithstanding anything to the contrary contained in this Agreement or any other Security Document, in the event that the Trustee is entitled or required to commence an action to foreclose upon or otherwise exercise its remedies to acquire control or possession of any property constituting Collateral, the Trustee shall not be required to commence any such action or exercise any such remedy if the Trustee has determined in good faith that the Trustee may incur liability under any Environmental Law as the result of the presence at, or release on or from, any such Project or such other property of any Hazardous Materials unless the Trustee has received security or indemnity from a Secured Party, in an amount and in a form, all satisfactory to the Trustee in its sole discretion, protecting the Trustee from all such liability. In connection with the exercise of any rights or remedies in respect of, or foreclosure or realization upon, any real estate or equity interest-related collateral pursuant to this Agreement or any other Transaction Document, the Trustee shall not be obligated to take title to or possession of real estate or any equity interests, as the case may be, in its own name, or otherwise in a form or manner that may, in its reasonable judgment, expose it to liability. In the event that the Trustee deems that it may be considered an “owner or operator” under any environmental laws or otherwise cause the Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Trustee reserves the right, instead of taking such action, either to resign as the Trustee subject to the terms and conditions hereof or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Trustee will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

(h) Investigation. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, unless requested in writing to do so by the Required Secured Parties. Whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee may, in the absence of bad faith on its part, request, obtain and rely upon the written direction of the Required Secured Parties.

(i) Agents. The Trustee may execute any of the rights or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care.

(j) Collateral. Subject to the provisions of this Section 8.4 and except to the extent specifically limited by applicable Law, the Trustee shall not be liable or responsible in any way for the safekeeping of the Collateral or for any loss or damage thereto or for any diminution in the value thereof, or any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever (except to the extent such loss or damage results from the Trustee’s bad faith, gross negligence or willful misconduct).

(k) Consultation with Secured Parties. Whenever pursuant to the provisions hereof, of any other Security Document or of any other Transaction Document it is required that any party hereto obtain the consent or approval of the Trustee, or that any matter prove satisfactory to the Trustee, the Trustee, prior to giving any such consent or approval or indicating its satisfaction with any such matter, shall be required to consult with the Secured Parties in a manner deemed reasonable by the Trustee, and the Trustee shall only act or refrain from acting at the written direction of the Required Secured Parties with respect thereto.

(l) Individual Liability. Notwithstanding anything herein to the contrary, the Trustee shall not be required to advance, expend or risk its own funds or otherwise incur personal liability in the performance of its duties or in the exercise of any rights or remedies hereunder.

(m) [Reserved]

(n) INSUFFICIENT AMOUNT. IF THE TRUSTEE REASONABLY DETERMINES THAT ANY FUNDS RECEIVED BY IT HEREUNDER ARE INSUFFICIENT OR OTHERWISE UNAVAILABLE TO SATISFY ANY DISBURSEMENT REQUIRED TO BE MADE BY THE TRUSTEE HEREUNDER (THE AMOUNT OF SUCH DEFICIENCY BEING REFERRED TO AS THE “DEFICIENCY”), THE TRUSTEE SHALL PROMPTLY AND IN ANY EVENT WITHIN FIVE (5) BUSINESS DAYS OF SUCH DETERMINATION, NOTIFY THE OBLIGORS AND EACH SECURED PARTY IN WRITING OF ITS DETERMINATION. UNTIL THE EARLIEST TO OCCUR OF (1) THE TRUSTEE’S RECEIPT OF WRITTEN DIRECTION FROM THE CO-ISSUERS (OR DURING THE CONTINUANCE OF ANY EVENT OF DEFAULT, THE REQUIRED SECURED PARTIES) TO DISBURSE SUCH FUNDS THEN BEING HELD BY THE TRUSTEE FOR SUCH DISBURSEMENT AND (2) THE TRUSTEE’S RECEIPT OF ADDITIONAL FUNDS IN AN AMOUNT NOT LESS THAN THE DEFICIENCY, THE TRUSTEE SHALL NOT BE OBLIGED TO MAKE SUCH DISBURSEMENT.

(o) In order to comply with applicable tax laws (inclusive of rules, regulations and interpretations promulgated by competent authorities) related to this Agreement in effect from time to time (“Applicable FATCA Law”) that a foreign financial institution, issuer, trustee, paying agent or other party is or has agreed to be subject to, the Obligors agree (i) to provide the Trustee sufficient information about the parties and/or transactions (including any modification to the terms of such transactions) so the Trustee can determine whether it has tax related obligations under Applicable FATCA Law, (ii) that the Trustee shall be entitled to make any withholding or deduction from payments to the extent necessary to comply with Applicable FATCA Law for which the Trustee shall not have any liability and (iii) to hold harmless the Trustee for any losses it may suffer due to the actions it takes to comply with Applicable FATCA Law. The terms of this section shall survive the termination of this Agreement and any resignation or removal of the Trustee.

Section 8.5 Notices of Default. The Trustee shall notify in writing all Secured Parties of any Default or Event of Default of which a Responsible Trust Officer has actual knowledge, promptly and in any event within five (5) Business Days after its gaining such knowledge, by facsimile or email confirmed by delivery of notice by overnight courier sent the day of the email or telecopy.

Section 8.6 Status of Monies Received. All monies received by the Trustee shall be held as Collateral, until used, applied or returned to an Obligor as herein provided, in a non-interest bearing, segregated trust account for the purposes for which they were received.

Section 8.7 [Reserved]

Section 8.8 Resignation of Trustee. The Trustee may resign and be discharged of its obligations hereunder created by delivering written notice to each Obligor and the Secured Parties specifying the time and date when such resignation shall take effect. Such resignation shall take effect at the time and on the date specified in such notice (being not less than sixty (60) days after such notice shall have been given) unless previously a successor trustee shall have been appointed as herein provided, in which event such resignation shall take effect immediately upon the appointment of such successor, provided that, unless the continuance by the Trustee of its obligations hereunder shall be in violation of applicable Law, such resignation shall not take effect until a successor trustee shall have been appointed as hereinafter provided.

Section 8.9 Removal of Trustee.

(a) Removal by the Secured Parties. The Trustee may be removed (with or without cause) at any time upon thirty (30) days’ prior written notice to the Trustee by an instrument or concurrent instruments in writing signed and acknowledged by either the Required Holders or the Required Other Secured Lenders and delivered to each of the Secured Parties, the Trustee, and each Obligor. Such notice shall include a statement that either the Required Holders or the Required Other Secured Lenders have obtained the commitment of a successor trustee that satisfies all the requirements hereof applicable to the Trustee (including, without limitation, Section 8.11) to assume the obligations of the Trustee hereunder (such appointment being subject, in any event, to the consent of the Required Secured Parties under Section 8.10). Such removal shall take effect at the time and on the date specified in such notice (being not less than sixty (60) days after such notice shall have been given) unless previously a successor trustee shall have been appointed as herein provided, in which event such removal shall take effect immediately upon the appointment of such successor.

(b) Removal by each Obligor.

(i) Request. The Obligors may request that the Trustee be removed if such request:

(A) is in writing and is delivered to each Secured Party and the Trustee,

(B) describes in reasonable detail the reasons for such removal, which must be one or more of the following:

(1) the Trustee fails to satisfy the requirements of Section 8.11 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a receiver or public officer takes charge of the Trustee or its property;

(4) the Trustee becomes incapable of acting; or

(5) any other reason or reasons (which reason or reasons shall themselves be reasonable);

(C) certifies that no Default or Event of Default exists at the time of the issuance of such request or would be caused thereby, and

(D) states that the Obligors have obtained the commitment of a successor trustee which satisfies the requirements of Section 8.11 to assume the obligations of the Trustee hereunder and under the other Security Documents.

(ii) Consent by the Required Secured Parties. The Required Secured Parties shall not unreasonably withhold their consent to a request made under Section 8.9(b)(i), provided that, without limiting the foregoing, such consent may in any case be withheld if:

(A) any Event of Default then exists or, after giving effect to such request, any Default or Event of Default would exist,

(B) the Obligors shall have failed to satisfy any of the conditions or requirements set forth in this Section 8.9(b),

(C) the request would, in the reasonable opinion of the Required Secured Parties, result in, or cause to occur, a materially adverse impairment of the Collateral or the enforceability of the Security Documents, or

(D) the Required Secured Parties reject the Obligors’ recommendation for a successor trustee on the basis that (I) such successor trustee has a material conflict of interest with respect to the Secured Parties with its obligations hereunder and under the Security Documents, (II) such successor trustee, under applicable Law, would not or may not be deemed to be the sole agent and representative of the Secured Parties or such successor trustee, or (III) in the reasonable opinion of the Required Secured Parties, such successor trustee does not have the capability to fully discharge its duties to the Secured Parties hereunder and under the other Security Documents.

(iii) Subsequent Removal. Any successor trustee to be appointed under this Section 8.9(b) shall nonetheless be subject to removal at the discretion of the Required Secured Parties under Section 8.9(a) or the Obligors under Section 8.9(b) and shall be subject to all the requirements of a successor trustee (including, without limitation, the requirements of Section 8.11). The rights of the Secured Parties under Section 8.10 shall not be in any way impaired or restricted by virtue of each Obligor’s ability to make requests under this Section 8.9(b).

Section 8.10 Appointment of Successor Trustee. If

(a) the Trustee shall have given notice of resignation pursuant to Section 8.8,

or

(b) notice of removal shall have been given pursuant to Section 8.9,

a successor trustee may be appointed by the Obligors with the prior written consent of the Required Secured Parties (not to be unreasonably withheld, conditioned or delayed). If no such appointment shall have been made within sixty (60) days after the giving of such notice of resignation or the giving of such notice of removal, a successor trustee may be appointed, upon application of the retiring Trustee, any Secured Party or the Obligors, by any court of competent jurisdiction at the expense of the Obligors. During any period during which no such appointment shall have been made, the Required Secured Parties may act as and in the place of the Trustee, and shall have all the rights, remedies, powers, privileges, immunities and indemnities as the Trustee would have in so doing.

Section 8.11 Requirements of Trustee. Each Trustee appointed herein, or its successor, shall at all times:

(a) be a trust company or banking corporation or national association located and organized under the laws of the United States of America or any state thereof or the District of Columbia;

(b) have capital, surplus and undivided profit aggregating at least $100,000,000;

(c) have long-term debt obligations (or if such entity shall not have long-term debt obligations and such entity is a Subsidiary of a holding company, such holding company shall have long-term debt obligations) having an Investment Grade Rating from a rating agency of national reputation; or

(d) be legally licensed and qualified to act as the Trustee hereunder in all applicable jurisdictions including, without limitation, each State in which any Collateral is located.

If at any time the Trustee shall cease to satisfy the foregoing requirements, the Trustee shall provide written notice thereof to the Obligors and the Secured Parties and shall if requested in writing by the Obligors or the Required Secured Parties resign immediately in the manner contemplated by Section 8.8.

Section 8.12 Merger or Consolidation of Trustee. Any trust company, banking corporation or national association into which the Trustee, or any successor to it under this Agreement, may be merged or converted or with which it or any successor to it may be consolidated or any trust company, banking corporation or national association resulting from any merger or consolidation to which the Trustee or any successor to it shall be a party, or any trust company, banking corporation or national association succeeding to substantially all of the corporate trust business of the trustee bank, shall be the successor to the Trustee under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that the requirements of Section 8.11 are satisfied with respect to any such trust company, banking corporation or national association. The Obligors and the Secured Parties covenant that in case of any such merger, consolidation or conversion they will, upon the request of the merged, consolidated or converted trust company, banking corporation or national association, execute, acknowledge and cause to be recorded or filed suitable instruments in writing, as may be necessary, to confirm the estates, rights and interests of such trust company, banking corporation or national association as Trustee under this Agreement.

Section 8.13 Conveyance upon Request of Successor Trustee. Should any instrument in writing from the Obligors and the Secured Parties be required by any successor trustee for more fully and certainly vesting in, and confirming to, such successor trustee the estates, rights, powers and duties conferred herein, then upon request of such successor trustee any and all such instruments in writing shall be made, executed, acknowledged and delivered, and shall be caused to be recorded and filed, by the Obligors and the Secured Parties.

Section 8.14 Acceptance of Appointment by Successor Trustee. Any successor trustee appointed pursuant to any of the provisions hereof shall execute, acknowledge and deliver to the Obligors and the Secured Parties at such time an instrument accepting such appointment; and thereupon such successor trustee, without any further act, deed or conveyance, shall become vested with all the estates, properties, rights, powers and trusts of its predecessor trustee in the rights hereunder with like effect as if originally named as Trustee herein; but, nevertheless upon the written request of the Obligors or of the successor trustee and payment of all amounts then owing to the Trustee ceasing to act, the Trustee ceasing to act shall execute and deliver an instrument transferring to such successor trustee all the estates, properties, rights and powers of the Trustee so ceasing to act, and shall duly transfer and deliver any of the property and monies held by the Trustee to the successor trustee so appointed in its place. Upon acceptance of appointment by a successor trustee as provided in this Section 8.14, the Obligors shall, upon obtaining actual knowledge of such acceptance and appointment, give to all Secured Parties at such time written notice of the succession of such Trustee hereunder, by telecopy, confirmed by overnight courier sent the same day. Neither failure so to deliver, nor any defect in the notice so delivered, shall affect the sufficiency of the proceedings in question.

Section 8.15 [RESERVED]

Section 8.16 Costs and Expenses. The Obligors shall pay all reasonable and documented out-of-pocket costs and expenses incurred by the Trustee and the Secured Parties in connection with any removal, resignation and appointment of Trustees, including, without limitation, all reasonable and documented attorney’s fees, all UCC search and/or filing fees and all other recording taxes, documentary taxes, stamp taxes or other similar taxes in connection with any such request.

SECTION 9

PARTIAL RELEASE OF COLLATERAL

Any Collateral (or portion thereof) which is sold, leased, assigned, conveyed transferred or pledged or otherwise Disposed of by any Obligor pursuant to a Permitted Disposition or other transaction not prohibited under the Note Purchase and Participation Agreement or any other Transaction Document (including, without limitation, any transaction constituting Other Permitted Indebtedness of any Obligor) shall (i) in the case of a Permitted Disposition or other transaction involving less than all Collateral, upon receipt by the Trustee of an officer’s certificate of or from such Obligor referencing such Permitted Disposition or other transaction and stating that such Permitted Disposition or other transaction and such release of Liens is permitted under the Note Purchase and Participation Agreement and (ii) in the case of a Permitted Disposition or other transaction involving all Collateral, upon receipt by the Trustee of an officer’s certificate of or from the Co-Issuers and opinion of counsel to the Co-Issuers each referencing such Permitted Disposition or other transaction and stating that such Permitted Disposition or other transaction and such release of Liens is permitted under the Note Purchase and Participation Agreement, be immediately released from the Liens of this Agreement and each other Security Document without further action by any other Person, and the Secured Parties hereby irrevocably and unconditionally authorize and direct, with respect to any such released Collateral, (i) the Trustee to and, at the expense of the Co-Issuers, the Trustee shall, promptly execute and deliver any notice, consent or other instrument or document as such Obligor may reasonably request and prepare with respect to such Collateral for the purpose of evidencing such release, and (ii) the Trustee to, and the Trustee shall, immediately transfer possession of such Collateral to the relevant Obligor or its purchaser, assignee or transferee, as directed by such Obligor.

SECTION 10

AMENDMENTS AND WAIVERS

Section 10.1 Amendments and Waivers.

(a) In General. This Agreement and any other Security Document (unless otherwise set forth in such other Security Document) may be amended, and the observance of any term hereof or thereof may be waived, only in writing by agreement of the Trustee and the Obligors (in the form of a supplement or otherwise), and only with the written consent of the Required Secured Parties, provided that no such amendment or waiver, shall, without the consent of all Secured Parties adversely affected thereby:

(i) permit the creation of any Lien or security interest with respect to any of the Collateral (excluding Permitted Liens) in favor of any Person other than the Trustee for the benefit of the Secured Parties;

(ii) effect the deprivation of any Secured Party of the benefit of any Lien in and to the Collateral (other than in connection with a release of Collateral in accordance with Section 9 hereof);

(iii) amend or waive Sections 2.1, 2.2, 3, 4.1, 4.2, 4.3, 4.4, 4.6, 4.7, 7.4, 7.5, 8.3(b), 8.3(d), 8.4(k), 8.5, 8.6, 8.16, 10.2 or 10.3 hereof or this Section 10.1 or amend any defined term to the extent used therein;

(iv) reduce the amounts of Debt Service payments owed to such Secured Party under its Transaction Documents;

(v) modify the definition of “Required Secured Parties”, “Required Other Secured Lenders”, “Required Holders”, or “Secured Obligations” or any definition used therein to the extent used therein, or otherwise change the percentage of the aggregate principal amount of Secured Obligations the holders of which are required to consent to any such waiver or supplemental agreement or amendment or modification pursuant to this Section 10.1;

(vi) permit any sale, transfer, conveyance or pledge of Collateral in violation of this Agreement or any other Transaction Document; or

(vii) alter any provisions herein or in any other Security Document relative to payment or priority of the Secured Obligations or Liens securing the Secured Obligations.

No such amendment or waiver shall modify the rights, duties or immunities of the Trustee, without the express written consent of the Trustee.

(b) Other Amendments. Notwithstanding the provisions of Section 10.1(a), the Obligors and the Trustee may, without the consent of the Secured Parties or any Holders, enter into any amendment, waiver or supplement hereto or to any other Security Document for any purpose not described in Section 10.1(a) above, including any one or more of the following purposes:

(i) to cure any ambiguity or cure, correct or supplement any defect or inconsistent provision hereof or any supplement hereto or thereto, provided that none of the foregoing shall adversely affect or diminish the rights of the Secured Parties in any material respect;

(ii) to correct and amplify the description of any property set forth in any Security Document constituting Collateral, or to add any additional property as Collateral;

(iii) to appoint any successor trustee in accordance with the terms hereof so long as any such Person shall not be required to perform any duties or be exposed to any liabilities except as provided herein; and

(iv) to provide for the joinder of any Additional Secured Party pursuant to the terms hereof.

Section 10.2 Notice of Amendment or Waiver. Promptly after the execution by the Obligors and the Trustee of any amendment or waiver, the Trustee shall give written notice, together with a conformed copy thereof, to each Secured Party at such time. Any failure of the Trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such document.

Section 10.3 Solicitation of Secured Parties. The Obligors will not solicit, request or negotiate for or with respect to any proposed amendment or waiver, or consent with respect thereto, of any of the provisions hereof or any other Security Document unless each Secured Party shall be informed thereof by the Obligors and shall be afforded the opportunity of considering the same. The Obligors will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, remuneration, fee or otherwise, to any Secured Party as consideration for or as an inducement to entering into by any Secured Party of any waiver, modification or amendment of, or agreement with respect to, any of the terms and provisions hereof or the other Security Documents unless such remuneration or fee is concurrently paid, on the same terms, ratably according to amount of outstanding Secured Obligations, to all Secured Parties holding Secured Obligations at the time (regardless of whether such Secured Party executed such amendment or waiver).

Section 10.4 Opinion of Counsel Conclusive as to Amendments, Waivers and Consents. The Trustee is hereby authorized to join with the Obligors in the execution of any amendment, waiver or consent authorized, permitted or otherwise not prohibited by the terms hereof or any other Security Document and to make the further agreements and stipulations that may be therein contained, and, in connection therewith, the Trustee shall receive and may conclusively rely on an opinion of counsel and officers’ certificate (as to matters of fact) as conclusive evidence that any such document executed pursuant to the provisions of this Section 10 (i) is authorized or permitted by the terms of this Agreement, (ii) complies with any applicable requirements of this Section 10, (iii) is the legal, valid and binding obligation of the Obligors and (iv) that all conditions precedent to such amendment, waiver or consent (if any) have been satisfied or waived.

Section 10.5 Effect of Amendments, Waivers and Consents. Upon the execution of any amendment, waiver or consent pursuant to the provisions of this Section 10, this Agreement or any other Security Document shall be, and be deemed to be, amended and modified in accordance therewith, and the respective rights, duties and obligations of the Obligors, the Trustee and all Secured Parties hereunder and thereunder and under the Secured Obligations shall thereafter be determined, exercised and enforced hereunder and thereunder, subject in all respects to such amendment, waiver and consent, and all the terms and conditions of any such amendment, waiver or consent shall be and be deemed to be part of the terms and conditions hereof or thereof for any and all purposes.

SECTION 11

TERMINATION

(a) In general. If (i) the Obligors shall fully pay, or cause to be paid, all Secured Obligations, (ii) all commitments of the Secured Parties to the Obligors shall have been irrevocably terminated and (iii) all other obligations of the Obligors with respect to the Secured Obligations shall have been paid or performed or terminated, then and in that case and upon receipt by the Trustee of an officer’s certificate of or from the Co-Issuers stating that the foregoing requirements have been satisfied, this Agreement and the other Security Documents shall cease, terminate and become null and void, all Liens in the Collateral created hereunder and thereunder in respect of the Secured Obligations shall be released and terminated and thereupon the Trustee shall, upon the written request of the Obligors or any other party to the Security Documents, forthwith (1) execute and deliver all notices, instruments and documents reasonably requested by any Obligor acknowledging the termination of this Agreement, the other Security Documents, the Liens created pursuant hereto and thereto and any related UCC financing statements and any other related filings in public offices and (2) transfer title to and possession of all Collateral and all existing original Reserve Letters of Credit to the Obligors. The termination hereof and of the other Security Documents shall be without prejudice to the rights of the Trustee under and pursuant to Section 8.3 to charge and be reimbursed by the Co-Issuers for any expenditures that they may thereafter incur in connection herewith and without prejudice to the rights of the Trustee and any Secured Party under any provisions hereof or in the other Security Documents, the effectiveness of which is therein expressly provided to survive any one or more of the payment of any of the Secured Obligations and the termination hereof; provided that, in any event and notwithstanding the survival of such rights, all other provisions hereunder and thereunder and all the Liens in and to the Collateral shall be released upon the termination of this Agreement and the other Security Documents as provided in the first sentence of this Section 11.

(b) Invalidity. If all or any part of any payment on account of the Secured Obligations made prior to, or contemporaneously with, a termination of this Agreement shall be invalidated, set aside, declared or found to be void or voidable or required to be repaid to the Obligors, any trustee, custodian, receiver, conservator, master, liquidator or other Person, pursuant to any Bankruptcy Law or pursuant to any common law or equitable cause, then, to the extent of such invalidation, set aside, voidness, voidability or required repayment, neither the Secured Obligations nor the Liens hereof shall be deemed to have been paid, satisfied, released or discharged under this Section 11, and, to the extent of such invalidation, set aside, voidness, voidability or required repayment, the Secured Obligations and such Liens shall be immediately and automatically revived without the necessity of any action by the Obligors, the Trustee or any of the Secured Parties, and the Lien hereof shall continue in full force and effect thereafter until all of the Secured Obligations shall have been fully, finally and indefeasibly paid.

SECTION 12

EVIDENCE OF RIGHTS OF SECURED PARTIES

Section 12.1 Execution by Secured Parties or Agents. Any request, consent or other instrument required by this Agreement to be signed and executed by any Secured Party may be signed in any number of concurrent writings of substantially similar tenor and may be signed or executed by such Secured Party in person or by agent or agents duly appointed in writing. Proof of the execution of any such request, consent or other instrument or of a writing appointing any such agent shall be sufficient for any purpose hereof and be conclusive in favor of the Trustee or in favor of the Obligors if made in the manner provided in this Section 12.

Section 12.2 Proof of Execution. The fact and date of the execution by any individual of any request, consent or other instrument or writing required by this Agreement may be proved, as to any Person, by (i) a certificate of another officer of such Person certifying that the individual signing such request, consent or other instrument is an officer of such Person or (ii) the affidavit of a witness of such execution or by the certificate of any notary public or other officer of any jurisdiction, authorized by the laws thereof to take acknowledgements of deeds, certifying that the individual signing such request, consent or other instrument acknowledged to him the execution thereof in his individual capacity or in his capacity as an authorized representative of the Person on whose behalf he executed such request, consent or other instrument in writing.

Section 12.3 Secured Party Lists. The Co-Issuers shall furnish to the Trustee at such times as the Trustee may request in writing, in each case, a list of the names, addresses and telecopy numbers of each Secured Party and the aggregate principal amount of Secured Obligations held by each such Secured Party, in such form and as of such date as the Trustee may reasonably require.

SECTION 13

MISCELLANEOUS

Section 13.1 Communications.

(a) Manner. All communications hereunder shall be in writing, and delivered by telecopy confirmed by overnight courier sent the same day. Communications to the Trustee shall be addressed to:

Wilmington Trust, National Association

Corporate Trust Office

1100 North Market Street

Wilmington, Delaware 19890

Fax: 302-636-4140

Email: clmajor@wilmingtontrust.com

or to such other address as the Trustee shall have furnished in writing to the Obligors and the Secured Parties. Communications to any Secured Party shall be delivered to such Secured Party at the address such Secured Party shall have furnished in writing to the Project Manager, the Obligors and the Trustee.

Communications to the Obligors shall be made in accordance with Section 18 of the Note Purchase and Participation Agreement.

(b) When Given. Any communication addressed and delivered as herein provided shall be deemed to be received when actually delivered to the address of the addressee (whether or not delivery is accepted) or received by the telecopy machine of the recipient. Any communication not so addressed and delivered shall be ineffective.

Section 13.2 Survival. All representations and warranties contained herein or made in writing pursuant to any certificate delivered by or on behalf of the Obligors to the Trustee hereunder or under any other Security Document shall survive the execution and delivery hereof and the payment of any Secured Obligation.

Section 13.3 Successors and Assigns. Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, including all future holders of Secured Obligations, and all the covenants, promises and agreements contained in this Agreement or any other Security Document by or on behalf of the Obligors, the Trustee or the Secured Parties shall bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not.

Section 13.4 Benefits of Agreement Restricted to Parties and Secured Parties. For the purposes of this Agreement, the parties expressly acknowledge and agree that each Secured Lender or Holder is entitled to the benefit of all the terms and provisions of this Agreement and the obligations owed hereunder even though not named herein as a party hereto but without incurring any obligation itself hereunder. Other than as specifically provided in this Agreement, nothing in this Agreement expressed or implied is intended or shall be construed to give to any other Person other than the Obligors, the Trustee and the Secured Parties any legal or equitable right, remedy or claim under or in respect hereof or any covenant, condition or provision therein or herein contained; and, except as set forth in the first sentence of this Section 13.4, all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of the Obligors, the Trustee and the Secured Parties.

Section 13.5 Reproduction of Documents. This Agreement and all documents relating hereto may be reproduced by any Secured Party, the Trustee and the Obligors by any photographic, photostatic, microfilm, micro-card, miniature photographic, digital or other similar process and each Secured Party may destroy any original document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the producing Person in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 13.6 Governing Law. This Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the Law of the State of New York (excluding choice-of-law principles of the Laws of such State that would require the application of the laws of a jurisdiction other than such state).

Section 13.7 Counterparts. This Agreement may be executed and delivered in any number of counterparts, each of such counterparts constituting an original but altogether only one Agreement. The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 13.8 Partial Invalidity. The unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions contained in this Agreement unenforceable or invalid.

Section 13.9 Joinder.

(a) Any Project Company not executing and delivering this Agreement on the initial Closing Date shall execute and deliver a Joinder to the Trustee. Promptly upon the execution and delivery of a Joinder, such Project Company shall be deemed an “Obligor” for all purposes herein. Any reasonable and documented out-of-pocket costs, fees or expenses incurred by the Trustee or any Obligor in connection with the execution and delivery of a Joinder to this Agreement shall be promptly paid by the Company.

Section 13.10 Jurisdiction and Process; Waiver of Jury Trial.

(a) Each Obligor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to any Transaction Document. To the fullest extent permitted by applicable law, each Obligor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) Each Obligor consents to process being served by or on behalf of Trustee or any Secured Party in any suit, action or proceeding of the nature referred to in Section 13.10(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, in accordance with Section 13.1. Each Obligor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) Nothing in this Section 13.10 shall affect the right of any Secured Party to serve process in any manner permitted by law, or limit any right that any Secured Party may have to bring proceedings against any Obligor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d) The parties hereto hereby waive trial by jury in any action brought on or with respect to any Transaction Document or any other document executed in connection herewith or therewith.

Section 13.11 Joint and Several. All of the covenants and agreements of the Obligors shall be the joint and several obligations of each of Obligor and the Trustee may proceed against any Obligor in connection with Trustee’s enforcement of any of the terms of this Agreement.

Section 13.12 Trustee’s Jurisdiction for UCC Purposes. The Trustee’s jurisdiction for purposes of part 3 of Article 9 of the UCC is the State of New York.

Section 13.13 Separateness. Since its formation and at all times thereafter and for so long as any obligation remains outstanding pursuant to this Agreement, each Obligor represents, warrants, covenants and agrees that:

(a) each Obligor has held and each Obligor shall hold itself out to the public as a legal entity separate and distinct from any other Person;

(b) each Obligor has conducted and shall conduct its business solely in its own name;

(c) each Obligor has corrected and shall correct any known misunderstanding regarding its separate identity;

(d) no Obligor identified and or shall identify itself or any of its Affiliates as a division or department of any other Person;

(e) each Obligor has held and shall hold all of its assets in its own name;

(f) no Obligor has commingled and nor will commingle its assets with those of any other Person, including its member, directors or officers;

(g) each Obligor has maintained shall maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other Person;

(h) no Obligor has listed nor shall list its assets as assets on the financial statement of any other Person; provided, however, that each Obligor’s assets may be included in a consolidated financial statement of its Affiliate provided that (A) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of such Obligor from such Affiliate and to indicate that such Obligor’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (B) such assets shall also be listed on such Obligor’s own separate balance sheet;

(i) each Obligor has maintained, and each Obligor shall maintain a sufficient number of employees (if any) in light of its contemplated business operations;

(j) each Obligor has paid and shall pay the salaries of its own employees, if any, only from its own funds;

(k) no Obligor has held itself out nor will hold itself out as having agreed to pay indebtedness incurred by any affiliate;

(l) no Obligor has guaranteed nor will guarantee or become obligated for the debts of any other Person;

(m) no Obligor has held nor will hold itself out as being responsible for the debts or obligations of any other Person;

(n) each Obligor has allocated and shall allocate fairly and reasonably shared expenses with Affiliates (including, without limitation, shared office space);

(o) each Obligor has used and shall use separate stationery, invoices and checks bearing its own name;

(p) no Obligor has maintained nor shall maintain its assets in such a manner that will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(q) each Obligor has filed and shall file its own tax return separate from those of any other Person, except to the extent that such Obligor is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law;

(r) no Obligor has acquired nor shall acquire obligations or securities of its managers, members or Affiliates, as applicable; and

(s) each Obligor has only entered into and shall only enter into a contract or agreement with any member, principal or Affiliate of such Obligor or any guarantor, or any manager, member, principal or Affiliate thereof, upon terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with third parties.

[Remainder of page intentionally blank. Next page is signature page.]

IN WITNESS WHEREOF, the parties hereto have caused the execution of this Agreement by duly authorized officers of each as of the date hereof.

LMRK ISSUER CO. LLC, a Delaware limited liability company

By:	/s/ George P. Doyle
Name: George P. Doyle
Title: Chief Financial Officer

2019-1 TRS LLC, a Delaware limited liability company

By:	/s/ George P. Doyle
Name: George P. Doyle
Title: Chief Financial Officer

Signature Page to Collateral Trust Indenture and Security Agreement

LD ACQUISITION COMPANY 8 LLC, a Delaware limited liability company

By:	/s/ George P. Doyle
Name: George P. Doyle
Title: Chief Financial Officer

LD ACQUISITION COMPANY 9 LLC, a Delaware limited liability company

By:	/s/ George P. Doyle
Name: George P. Doyle
Title: Chief Financial Officer

LD ACQUISITION COMPANY 10 LLC, a Delaware limited liability company

By:	/s/ George P. Doyle
Name: George P. Doyle
Title: Chief Financial Officer

LD TALL WALL II LLC, a Delaware limited liability company

By:	/s/ George P. Doyle
Name: George P. Doyle
Title: Chief Financial Officer

Signature Page to Collateral Trust Indenture and Security Agreement

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Cynthia L. Major
Name: Cynthia L. Major
Title: Banking Officer

Signature Page to Collateral Trust Indenture and Security Agreement

EXHIBIT A

DEFINITIONS AND RULES OF INTERPRETATION

“Acceptable Bank” shall mean any bank or trust company (i) which is organized under the laws of the United States of America, Canada or any state or province thereof, (ii) which has capital, surplus and undivided profits aggregating at least $250,000,000, and (iii) whose Credit Rating (or the Credit Rating of the bank holding company owning all of the capital stock of such bank or trust company) shall be rated Investment Grade. A bank or trust company that, for purposes of any Transaction Document, satisfies clauses (i) through (iii) above on any Debt Service Reserve Date of Determination but later fails to satisfy any of such clauses, shall be deemed to be an “Acceptable Bank” (1) for purposes of the definition of “Acceptable L/C Provider” until sixty (60) days after the date of such failure and (2) for any other purpose under the Transaction Documents (including, without limitation, being a depositary for any Account), until one hundred twenty (120) days after the date of such failure.

“Acceptable L/C Provider” shall mean (1) an Acceptable Bank or (2) any other Person who is reasonably acceptable to the Required Holders.

“Acceptable Manager” shall mean (a) the Project Manager or (b) any other Person which has, or has entered into arrangements reasonably satisfactory to the Required Holders with a Person that has, significant experience in the operation and maintenance of properties similar to any Project Site.

“Acceptable Project Assets” shall mean any and all leases, subleases, ground leases, fee estates, licenses, occupancy agreements, concessions, rental agreements, easements, easement agreements, non-recourse loans, free standing communications structures, management agreements, management and fee receivables, and other written agreements which grant or provide an interest in, or the right to use property for, advertising billboards, telecommunications towers and equipment, wind or solar power or other renewable energy generation, and any other assets and properties relating to any of the foregoing or any other business or activity permitted to be engaged in by any Obligor under this Agreement, including without limitation the equity interests of any Person owning or holding any of the foregoing.

“Acceptable Replacement Ground Lease” shall mean a ground lease or similar agreement entered into by a Project Company in replacement of or substitution for a Ground Lease that contains terms and conditions, taken as a whole, which are substantially similar in all material respects to, and which are not materially less favorable to such Project Company than, the Ground Lease being replaced. For the avoidance of doubt, “Acceptable Replacement Ground Lease” shall not include any Acquisition Agreement, any Transaction Document or any acquisition agreement, any loan agreement, credit agreement, note purchase agreement, indenture or other document related to the acquisition financing or refinancing of any Future Acquisition.

“Acceptable Replacement Management Agreement” shall mean any one or more operating and management services agreement(s) or similar agreement(s) entered into by the Co-Issuers in replacement of or substitution in whole or in part of the Management Agreement that (a) is with an Acceptable Manager, (b) which has or have a scope of services which is or are substantially similar in all material respects to, and which is not materially less favorable to the Co-Issuers and their Subsidiaries than, the Management Agreement or applicable part thereof and (c) the amount of compensation payable to the Acceptable Manager is reasonably acceptable to the Required Holders.

“Acceptable Replacement Project Document” shall mean any Acceptable Replacement Ground Lease and any other Additional Project Document entered into by a Project Company in replacement of or substitution for an existing Project Document that contains terms and conditions, taken as a whole, which are substantially similar in all material respects to, and which are not materially less favorable to such Project Company than, the Project Document being replaced.

“Account Control Agreement” shall mean, with respect to any Account, an account control agreement by and among the Obligor in whose name such Account is maintained, the depository where such Account is maintained and the Trustee pursuant to which, among other things, such depository agrees to comply with instructions originated by the Trustee with respect to the disposition of funds in such Account following the occurrence of a Control Event or the occurrence and continuance of an Event of Default and following the receipt by such depository and such Obligor of a Notice of Exclusive Control (as defined in such account control agreement) from the Trustee pursuant to the written direction of the Required Holders, which agreement shall be in form and substance either (i) reasonably satisfactory to the Required Holders and the applicable Obligor or (ii) substantially similar in all material respects to the Account Control Agreements in effect on the Closing Date and the terms of which, taken as a whole, are not adverse to the holders of the Notes in any material respect.

“Accounts” shall mean any Deposit Account or Securities Account, including those Deposit Accounts or Securities Accounts created and established with the Trustee under the Collateral Trust Indenture, including, without limitation, the Default Revenue Account, the Debt Service Reserve Account, the Control Account and the Collateral Proceeds Account.

“Acquisition” shall have the meaning ascribed to such term in the Recitals of the Note Purchase and Participation Agreement.

“Additional Debt” shall mean Indebtedness incurred after the Closing Date in accordance with the limitations set forth in Section 10.6(c) of the Note Purchase and Participation Agreement.

“Additional Notes” shall have the meaning ascribed to such term in the Recitals of the Note Purchase and Participation Agreement.

“Additional Project Document” shall mean, with respect to any Project, (i) any Acceptable Replacement Ground Lease, (ii) any Acceptable Replacement Management Agreement, (iii) any other Acceptable Replacement Project Document and (iv) any other agreement, document or instrument evidencing, relating to or in connection with any existing and/or new Project Site and/or any Acceptable Project Assets, in each case, entered into by any Project Company subsequent to the Closing Date. For the avoidance of doubt, “Additional Project Document” shall not include any Acquisition Agreement, any Transaction Document or any acquisition agreement, any loan agreement, credit agreement, note purchase agreement, indenture or other document related to the acquisition financing or refinancing of any Future Acquisition.

“Additional Secured Party” shall mean a Holder or an Other Secured Lender executing a Joinder.

“Affiliate” shall mean, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of an Obligor.

“Amortization Schedule” shall mean the amortization schedule of the aggregate principal amount of the Notes prior to the maturity date attached as Schedule 8.1 to the Note Purchase and Participation Agreement, as such amortization schedule is modified from time to time upon any partial prepayments or purchase of the Notes.

“Annual Operating Budget” shall have the meaning ascribed to such term in Section 9.12 of the Note Purchase and Participation Agreement.

“Anti Corruption Laws” shall mean any law or regulation in a U.S. or any non U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti Money Laundering Laws” shall mean any law or regulation in a U.S. or any non U.S. jurisdiction regarding money laundering, drug trafficking, terrorist related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Applicable Law” shall have the meaning ascribed to such term in Section 8.3(h) of the Collateral Trust Indenture.

“Availability” shall mean, at any time, the undrawn portion of the stated face amount of the applicable Reserve Letter of Credit.

“Bankruptcy Law” shall mean Title 11 of the United States Code and any applicable United States, state or local insolvency, winding up, reorganization, moratorium, fraudulent conveyance or similar Law now or hereafter in effect for the relief of debtors, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

“Best” shall mean A.M. Best Company, Inc.

“Blocked Person” shall mean (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York, Wilmington, Delaware and Los Angeles, California are required or authorized to be closed.

“Business Interruption Insurance Proceeds” shall mean any business interruption and/or loss of income insurance proceeds or other similar insurance proceeds received by a Person pursuant to the insurance required to be carried pursuant to Section 9.2 of the Note Purchase and Participation Agreement.

“Calculation Date” shall mean (a) if no Control Event exists, March 31, June 30, September 30, and December 31 of any year, and (b) if a Control Event exists, the last day of each calendar month.

“Capital Expenditure” shall mean with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets, software or additions to equipment (including replacements, capitalized repairs and improvements) that are required to be capitalized under GAAP on the balance sheet of such Person. For the avoidance of doubt, “Capital Expenditure” shall not include the purchase price of any Future Acquisition.

“Capital Lease” shall mean, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Lease Obligation” shall mean, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

“Casualty Event” shall mean, with respect to any Project Site or other Collateral, any act or occurrence or circumstance (including Force Majeure) of any kind or nature that results in damage, disappearance, loss or destruction to such Project Site (or any portion thereof) or other Collateral (or any portion thereof) and that (a) in the reasonable judgment of the Co-Issuers, diminishes the net book value of such Project Site or other Collateral by an amount greater than $5,000,000 or (b) results in Casualty Proceeds received with respect to such damage, disappearance, loss or destruction to such Project Site or any other such Collateral in an amount greater than $5,000,000.

“Casualty Proceeds” shall mean any casualty insurance proceeds or similar insurance proceeds (excluding Business Interruption Insurance Proceeds) received by a Person as a result of or in connection with a Casualty Event (net of expenses incurred in connection with collection of such proceeds).

“Change in Control” shall have the meaning ascribed to such term in Section 8.6(f)(2) of the Note Purchase and Participation Agreement.

“Closing” shall have the meaning ascribed to such term in Section 3 of the Note Purchase and Participation Agreement.

“Closing Date” shall mean the date of the Closing under the Note Purchase and Participation Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Co-Issuer” has the meaning specified in the introductory paragraph of the Note Purchase and Participation Agreement.

“Collateral” shall have the meaning ascribed to that term in Section 2.1 of the Collateral Trust Indenture.

“Collateral Assignment of Management Agreement” shall mean the Collateral Assignment and Subordination of Management Agreement, dated as of the initial Closing Date, among the Co-Issuers, the Trustee and the Project Manager.

“Collateral Proceeds Account” shall have the meaning ascribed to such term in Section 4.1(b) of the Collateral Trust Indenture.

“Collateral Trust Indenture” shall mean the Collateral Trust Indenture and Security Agreement, dated as of the Closing Date, entered into among the Obligors, the Secured Parties and the Trustee.

“Condemnation Event” shall mean, with respect to any Project Site or other Collateral, any condemnation or seizure or other taking by a public or quasi-public authority of such Project Site (or any portion thereof) or other Collateral (or any portion thereof) that (a) in the reasonable judgment of the Co-Issuers, diminishes the net book value of such Project Site or other Collateral by an amount greater than $5,000,000 or (b) results in Condemnation Proceeds received with respect to such damage, disappearance, loss or destruction to such Project Site or any other such Collateral in an amount greater than $5,000,000.

“Condemnation Proceeds” shall mean all amounts received by a Person from public or quasi-public authorities as a result of or in connection with a Condemnation Event (net of expenses incurred in connection with collection of such proceeds).

“Confidential Information” has the meaning specified in Section 20 of the Note Purchase and Participation Agreement.

“Consolidated Cash Flow Available for Debt Service” shall mean, in respect of any period, the difference of (a) Gross Revenues of the Co-Issuers and their Subsidiaries (including without limitation accrual of all Gross Revenues with respect to any Counterparty that is obligated to make payments on an annual, semi-annual or quarterly basis under any Project Document) during such period minus (b) the sum of (i) all Operating Expenses of the Co-Issuers and their Subsidiaries during such period and (ii) all Capital Expenditures of the Co-Issuers and their Subsidiaries during such period.

“Contract” shall mean any contract, agreements and other instruments (other than the Project Documents and the Transaction Documents) to which any Obligor is party.

“Control” shall have the meaning ascribed to such term in Section 8.6(f)(3) of the Note Purchase and Participation Agreement.

“Control Account” shall have the meaning ascribed to such term in Section 4.1(b) of the Collateral Trust Indenture.

“Control Event” shall have the meaning ascribed to such term in Section 4.2(e) of the Collateral Trust Indenture.

“Controlled Entity” shall mean (a) any of the Subsidiaries of the Co-Issuers and any of their or either Co-Issuer’s respective Controlled Affiliates and (b) if either Co-Issuer has a parent company, such parent company and its Affiliates.

“Counterparty” shall mean, with respect to any Project Document, each party to such Project Document other than the Obligor(s) party thereto.

“Credit Rating” shall mean, with respect to (a) a Person, the rating assigned by a Rating Agency to the senior long-term unsecured debt obligations of such Person or, if such Person does not have senior unsecured long-term debt that is rated by a Rating Agency, the rating assigned by a Rating Agency as the corporate credit rating or issuer rating of such Person (in each case not supported by any third party credit enhancement) and (b) any Securities, the rating assigned by a Rating Agency to such Securities.

“DBRS” shall mean DBRS Limited or DBRS, Inc., as applicable.

“Debt Rating” shall have the meaning ascribed to such term in Section 9.11 of the Note Purchase and Participation Agreement.

“Debt Service” shall mean, with respect to any period, the sum of the following: (a) Interest Expense for such period and (b) all scheduled payments of principal in respect of the Notes and other senior secured Indebtedness of the Co-Issuers and their Subsidiaries which is paid or payable during such period.

“Debt Service Coverage Ratio” shall mean, at any time of determination, (a) for any applicable period of time ending on or prior to such date of determination, the ratio of (i) Consolidated Cash Flow Available for Debt Service for any such applicable period ending on, or most recently ended prior to, such date of determination, to (ii) Debt Service for such period, and (b) for any period of time ending after such date of determination, the ratio of (i) Consolidated Cash Flow Available for Debt Service reasonably determined by the Co-Issuers on a Pro Forma basis for any applicable period to (ii) Debt Service for such period.

“Debt Service Reserve Account” shall have the meaning ascribed to such term in Section 4.1(b) of the Collateral Trust Indenture.

“Debt Service Reserve Date of Determination” shall have the meaning ascribed to such term in Section 4.4(b) of the Collateral Trust Indenture.

“Debt Service Reserve Requirement” shall mean, as of any date (hereinafter referred to in this definition as the “calculation date”), an aggregate amount (which may be satisfied by cash held in the Debt Service Reserve Account or by Debt Service Reserve Letter of Credit Availability, or a combination of both) equal to the scheduled payments of Debt Service that will become payable on all of the outstanding Notes and Additional Notes during the six (6) month period that begins on the first day of the fiscal month in which such calculation date occurs.

“Default” shall mean an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” shall mean, with respect to any Notes, that rate of interest that is 2.00% per annum above the rate of interest stated in clause (a) of the first paragraph of such Notes, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand).

“Default Revenue Account” shall have the meaning ascribed to such term in Section 4.1(b) of the Collateral Trust Indenture.

“Deposit Account” shall mean a special, segregated and irrevocable Dollar-denominated “deposit account” (as defined in Section 9-102(a)(29) of the UCC) with the Trustee or an Acceptable Bank.

“Disclosure Documents” shall have the meaning ascribed to such term in Section 5.3 of the Note Purchase and Participation Agreement.

“Distribution” shall mean, in respect of any corporation, limited partnership, limited liability company, association or other business entity:

(a) dividends or other distributions or payments on capital stock, partnership interest or other equity interest of such corporation, limited partnership, limited liability company, association or other business entity (except distributions in such stock or other equity interest); and

(b) the redemption or acquisition of such stock, partnership interest or other equity interests or of warrants, rights or other options to purchase such stock, partnership interest, limited liability company interest or other equity interests (except when solely in exchange for such stock or other equity interests).

“Dollar” and the sign “$” shall mean the lawful money of the United States.

“Electronic Delivery” shall mean the electronic delivery of financial statements and other documents pursuant to, and in accordance with, the terms of Section 7.4 of the Note Purchase and Participation Agreement.

“Environmental Laws” shall mean any and all applicable federal, state, local, and foreign statutes, Laws, common laws, regulations, ordinances, rules, judgments, orders, decrees, Permits, Governmental Approvals, Governmental Rules or any legally binding agreements with or requirements or legally binding restrictions of any Governmental Authority relating to pollution, the protection of the environment, natural resources, or health and safety (to the extent health and safety is related to exposure to Hazardous Materials).

“Environmental Permits” shall mean any and all Governmental Approvals required to be obtained by any Obligor from or filed with any Governmental Authority under any Environmental Law.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Co-Issuers or any of their parent entities, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“Event of Default” shall mean an “Event of Default” as defined in Section 11 of the Note Purchase and Participation Agreement.

“Event of Loss” shall mean, with respect to any Project Site, the occurrence of any Casualty Event or Condemnation Event pursuant to which the applicable Obligor reasonably determines that the Project located at such Project Site cannot be rebuilt, repaired or restored.

“Excess Cash Flow Prepayment Amount” shall mean, (a) on any Calculation Date if no Control Event exists, all amounts on deposit in the Revenue Accounts on such Calculation Date, minus (i) Debt Service then due and owing and (ii) Excluded Cash Amounts, as determined for such Calculation Date; and (b) on any Calculation Date during the continuance of a Control Event, all amounts on deposit in the Revenue Account and the Control Account on such Calculation Date after giving effect to Section 4.2(f)(i)—(v) of the Collateral Trust Indenture on such Calculation Date, minus Excluded Cash Amounts, as determined for such Calculation Date.

“Exchange Act” shall mean the Securities Exchange Act of 1934.

“Excluded Cash Amounts” shall mean any payments or amounts (including any prepayments and security deposits) that have been received by any Obligor on, for, from or with respect to any Project Assets with respect to which the Obligor is contractually or otherwise legally obligated to use or apply or allocate such payment or amount for use or application in, on or to a future date or period or for a particular purpose on or as of such Calculation Date.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury regulations or official administrative interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreements entered into in respect of the foregoing.

“Federal Energy Regulatory Commission” or “FERC” shall mean the Federal Energy Regulatory Commission.

“Federal Power Act” or “FPA” shall mean the Federal Power Act, and FERC’s implementing regulations related thereto.

“Fee Estate” shall mean, with respect to any Project Site, the land relating to such Project Site in which a Project Company has been assigned, transferred or otherwise granted easement(s), right(s) of way or other rights or interests in such land pursuant to any Project Document.

“Fee Estate Liens” shall mean, with respect to any Fee Estate, any Lien granted or incurred by, or assumed or otherwise permitted to exist by, any Person (other than any Obligor) in, to or on such Person’s rights and interests in such Fee Estate.

“Fitch” shall mean Fitch Ratings, Inc.

“Force Majeure” shall mean, with respect to any Obligor, an event or circumstance, such as natural catastrophes, terrorism, war, riots, or acts of God, that (a) prevents such Obligor from performing its obligations (or causing such obligations to be performed) under the Project Documents relating to its Project Sites or to which it is a party; (b) is not within the reasonable control of, or the result of the negligence of, such Obligor; and (c) by the exercise of reasonable due diligence, such Obligor is unable to overcome or avoid, or cause to be avoided; provided, however, that the following acts, events or causes shall in no event constitute an event of Force Majeure: (1) any lack of profitability to such Obligor or any losses incurred by such Obligor or any other financial consideration of such Obligor; (2) unavailability of funds or financing; (3) an event caused by conditions of national or local economics or markets; (4) any failure of equipment which is not itself directly caused by an event which would otherwise independently constitute a Force Majeure; (5) strikes, lockouts, work stoppages or other labor actions; (6) changes in market conditions that affect the cost or availability of equipment, materials, supplies or services, unless such changes are caused by an event which would otherwise independently constitute a Force Majeure; and (7) failures of third parties, unless such failures are caused by an event which would otherwise independently constitute a Force Majeure.

“Future Acquisition” shall mean any acquisition by the Co-Issuers or any of their Subsidiaries of one of more Project Sites or Acceptable Project Assets either directly or through the acquisition of the ownership interests of one or more Project Companies or one of more Project Company Parents.

“GAAP” shall mean United States generally accepted accounting principles as in effect from time to time.

“Governmental Approval” shall mean, with respect to any Person, any Permit, ruling or determination of or by any Governmental Authority (other than a Governmental Rule) required to be obtained by such Person relating to the ownership, occupation, testing, operation or maintenance of any Project Site or the execution, delivery or performance by such Person of its obligations under any Transaction Document or Project Document to which such Person is a party.

“Governmental Authority” and “Government Authority” shall mean

(a) the government of

(i) the United States of America or any State or other political subdivision thereof, or

(ii) any other jurisdiction in which any Obligor or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of any Obligor or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” shall mean any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Governmental Rule” shall mean with respect to any Person, any law, rule, regulation, ordinance, order, code, treaty, judgment, decree, directive, guideline, policy or similar form of decision of any Governmental Authority binding on such Person.

“Gross Revenues” of any Person shall mean all revenues, rents (including percentage rents), rent equivalents, moneys payable as damages or in lieu of revenues, rent or rent equivalents (including payments by reason of the rejection of any lease in bankruptcy), all revenues, income, proceeds and other payments from or in connection with judgments, settlements and other resolutions of disputes, condemnation events and casualty events, all royalties, income, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, fees, charges for services rendered, all other amounts payable as rent under any lease or other agreement relating to any property (including utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, rent concessions or credits), other required pass-throughs or reimbursements paid of any nature, and interest on reserve funds (if any), business interruption and other insurance proceeds, and all other income or consideration of whatever form or nature received by or paid to or for the account of or benefit of the Co-Issuers or any of their Subsidiaries or any of their respective agents or employees from any and all sources, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, ground lease, license, fee estate, occupancy agreement, concession, rental agreement, easement, non-recourse loan, management agreement, other written agreement, concession or other grant of the right of the use and occupancy of property or rendering of services by the Co-Issuers or any of their Subsidiaries or any operator or manager of any assets, and any license, lease, sublease, ground lease, fee estate, occupancy agreement, concession, rental agreement, easement, non-recourse loan, management agreement, other written agreement and concession fees, but excluding (a) amounts received by or on behalf of such Project Companies and required to be paid to any Person (other than to an Obligor) as Shared Rent, (b) any amounts received by or on behalf of such Project Companies that constitute the property of a Person other than a Project Company (including all revenues, receipts and other payments arising from the ownership or management of properties by Affiliates of such Project Companies) and (c) security deposits received under any lease or other agreement relating to any property, unless and until such security deposits are applied to the payment of amounts due under such lease.

“Ground Lease” shall mean, with respect to any Project Site, the lease, sublease, license, easement agreement, assignment of rent or fees, or other use or occupancy agreement or other agreement between a Project Company and a Ground Lessee of such Project Site. For the avoidance of doubt, “Ground Lease” shall not include any Acquisition Agreement, any Transaction Document or any acquisition agreement, any loan agreement, credit agreement, note purchase agreement, indenture or other document related to the acquisition financing or refinancing of any Future Acquisition.

“Ground Lessee” shall mean, with respect to any Project Site, the owner of the related Project(s) located thereon that leases such Project Site from the applicable Project Company pursuant to the terms of a Ground Lease.

“Guaranteed Agreements” shall mean the Transaction Documents.

“Guaranteed Obligations” has the meaning specified in Section 22.1 of the Note Purchase and Participation Agreement.

“Guarantors” has the meaning specified in the introductory paragraph of the Note Purchase and Participation Agreement.

“Hazardous Materials” shall mean any hazardous waste as defined by 42 U.S.C. §6903(5), any hazardous substance as defined by 42 U.S.C. §9601(14), any pollutant or contaminant as defined by 42 U.S.C. §9601(33), or any other chemical, substance or material that is defined as or regulated as extremely hazardous, hazardous, toxic or a pollutant or contaminant under any Environmental Law, including any material or substance which is (a) crude oil, (b) petroleum or any derivative thereof, (c) asbestos, or (d) polychlorinated biphenyls (PCBs).

“Holder,” “holder,” or “Noteholder” shall mean, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Co-Issuers pursuant to Section 13.1 of the Note Purchase and Participation Agreement, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 8.6(b), 12, 17.2 and 18 of the Note Purchase and Participation Agreement and any related definitions in this Exhibit A, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Indebtedness” with respect to any Person shall mean, at any time, without duplication,

(a) its indebtedness for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

(b) its obligations to pay the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c) (i) its Capital Lease Obligations and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases;

(d) all liabilities for borrower money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e) all its obligations to reimburse amounts drawn under letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

(f) the aggregate Swap Termination Value of all Swap Contracts of such Person; and

(g) any guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

“Independent” shall mean, when used with respect to any specified Person, such a Person who (1) is in fact independent, (2) does not have any direct financial interest or any material indirect financial interest in any Obligor or in any Affiliate of any of them and (3) is not connected with any Obligor or in any Affiliate or any such Affiliate as an officer, employee, promoter, trustee, partner, director or Person performing similar functions.

“Institutional Investor” shall mean (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note, in each case, which is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act).

“Interest Expense” shall mean, with respect to any period, all interest in respect of the Notes and any other Indebtedness of the Co-Issuers and their Subsidiaries which is pari passu with the Notes paid or payable during such period.

“Investment Grade” or “Investment Grade Rating” shall mean, with reference to a Person or any Securities, that the Person has or the Securities have been assigned a Credit Rating of BBB- or better by S&P, Baa3 or better by Moody’s, BBB- or better by Fitch, BBB- or better by KBRA or BBB (low) or better by DBRS (or a Credit Rating of BBB- or better by S&P, Baa3 or better by Moody’s, BBB- or better by Fitch, BBB- or better by KBRA or BBB (low) or better by DBRS if such Person or any Securities is assigned a Credit Rating by each of S&P, Moody’s Fitch, KBRA and DBRS).

“Investments” shall mean, with respect to any Person, all investments made directly or indirectly by such Person in another Person, by means of the acquisition of shares of capital stock, Indebtedness or other obligations or securities of another Person, or by any loan, advance, capital contribution made to or in another Person.

“Issuer” has the meaning specified in the introductory paragraph of the Note Purchase and Participation Agreement.

“Joinder” or “Security Joinder” shall mean any joinder to the Collateral Trust Indenture (substantially in the form of Exhibit C to the Collateral Trust Indenture) executed and delivered by any Project Company or Project Company Parent not executing and delivering the Collateral Trust Indenture on the Closing Date.

“KBRA” shall mean Kroll Bond Rating Agency, Inc.

“Law” shall mean any applicable United States or foreign, federal, state, regional, or local statute, law, code, rule, treaty, convention, order, decree, injunction, directive, determination or other requirement and, where applicable, any legally binding interpretation thereof by a Governmental Authority having jurisdiction with respect thereto or charged with the administration or interpretation thereof (including, without limitation, any Governmental Rule).

“Letter of Credit” shall mean an irrevocable letter of credit naming the Trustee as beneficiary and pursuant to which only Landmark Infrastructure Operating Company LLC, an Obligor or a Guarantor has repayment obligations, in form and substance reasonably satisfactory to the Required Holders and the Trustee, together with any extensions, renewals or replacements therefor; provided that any Letter of Credit issued in connection with or related to the issuance of Additional Notes and the form and substance of which is substantially similar in all material respects to the Letter of Credit in effect on the Closing Date and the terms of which, taken as a whole, are not less favorable to the holders of the Notes in any material respect shall be deemed to be reasonably satisfactory to the Required Holders.

“Lien” shall mean, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance.

“Losses” has the meaning given such term in Section 8.3(b) of the Collateral Trust Indenture.

“Make-Whole Amount”, with respect to any Series of Notes, has the meaning specified in Section 1.2(e) of the applicable NPPA Series Supplement.

“Management Agreement” shall mean the Management Agreement, dated as of January 15, 2020 between the Project Manager and the Obligors, as amended, restated, supplemented and otherwise modified from time to time.

“Master Joinder” has the meaning set forth in Section 9.3(d) of the Note Purchase and Participation Agreement.

“Material” with respect to any Person shall mean material in relation to the business, operations, financial condition, assets or properties of such Person.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, operations, affairs, assets, properties, financial condition or results of operations of the Obligors, taken as a whole, or (b) the validity or priority of the Liens on the Collateral, or (c) the ability of any Obligor to perform any payment or other material obligation under this Agreement, the Notes, any Subsidiary Guaranty or any other Transaction Document or (d) the ability to enforce any Obligor’s material obligations under the Note Purchase and Participation Agreement, the Notes or any of the other Transaction Documents to which such Obligor is a party, or (e) the validity or enforceability against any Obligor of any Transaction Document to which such Obligor is a party.

“Material Contract” shall mean, collectively, (a) each contract (other than the Project Documents) listed on Schedule 5.21 to the Note Purchase and Participation Agreement, and (b) contracts, agreements or other instruments (other than the Project Documents and the Transaction Documents) binding upon an Obligor which include obligations the performance or non-performance of which would have a Material Adverse Effect.

“Material Project Document” shall mean each Project Document relating to the ownership, management, development, use, leasing, maintenance, repair or improvement of the Project Assets under which there is an obligation of an Obligor, in the aggregate, to pay, or under which any Obligor receives in compensation more than, $100,000 per annum, excluding any agreement which is terminable by an Obligor on not more than sixty (60) days’ prior written notice without any fee or penalty.

“Maturity Date” has the meaning specified in the first paragraph of each Note.

“Maximum Guaranteed Amount” has the meaning specified in Section 22.5 of the Note Purchase and Participation Agreement.

“Moody’s” shall mean Moody Investors Service, Inc.

“Mortgages” shall mean any mortgage, deed of trust, leasehold mortgage or other security instrument encumbering all or any part of the Project Sites, made by any Project Company in favor of Trustee, as the same may be amended, restated, supplemented or modified from time to time.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA for which either Co-Issuer or any ERISA Affiliate could have any liability.

“NAIC” shall mean the National Association of Insurance Commissioners or any successor thereto.

“NAIC Annual Statement” shall have the meaning ascribed to such term in Section 6.2(a) of the Note Purchase and Participation Agreement.

“Non-U.S. Plan” shall mean any plan, fund or other similar program that (a) is established or maintained outside the United States of America by either Co-Issuer or any Subsidiary primarily for the benefit of employees of either Co-Issuer or one or more Subsidiaries residing outside the United State of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Note Purchase and Participation Agreement” or “NPPA” shall mean the Note Purchase and Participation Agreement dated as of the Closing Date by and among the Co-Issuers, the Guarantors and certain Purchasers named therein, including all Exhibits and Schedules attached thereto.

“Notes” shall have the meaning ascribed to such term in the Recitals of the Note Purchase and Participation Agreement.

“Notes In Default” has the meaning set forth in Section 12.1(b)(ii) of the Note Purchase and Participation Agreement.

“NPPA Series Supplement” shall mean, with respect to each series of Additional Notes, the supplement to the Note Purchase and Participation Agreement among the Co-Issuers, the Guarantors party thereto and the purchasers of such series of Additional Notes, (the form of which is set forth as Exhibit C to the Note Purchase and Participation Agreement with such changes thereto as the Co-Issuers and the purchasers of such Additional Notes may from time to time agree), governing the form, terms and conditions of such series of Additional Notes.

“Obligors” shall mean the Co-Issuers and the Guarantors.

“OFAC” shall mean the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” shall mean any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” shall mean, with respect to any Obligor, a certificate of a Senior Financial Officer or of any other officer of such Obligor, as applicable, whose responsibilities extend to the subject matter of such certificate.

“Omnibus Collateral Assignment of Leases and Rents” shall mean that certain Omnibus Collateral Assignment of Leases and Rents, dated as of the date hereof by each Project Company to the Trustee.

“Operating Expenses” shall mean, with respect to any period, the total of all expenditures, determined in accordance with GAAP, of the Co-Issuers and their Subsidiaries during such period, relating to the operation, maintenance and/or management of the Project Sites that are incurred on a regular monthly or other periodic basis (including utilities, ordinary repairs and maintenance, insurance, license fees, property Taxes and assessments, advertising expenses, management fees, installment payments to sellers under maximum value program transactions, revenue sharing payments to landlords/fee owners, payroll and related Taxes, computer processing charges, operational equipment lease payments, and other similar costs), but excluding (a) non-cash charges such as depreciation and amortization, (b) Debt Service, (c) Capital Expenditures, (d) Counterparty improvements and leasing commissions, (e) funds required to be held in the Revenue Accounts and any funds required to be held in any account of the Trustee under the Collateral Trust Indenture, (f) restoration, repair and replacement costs and expenses following an event of casualty or condemnation, (g) indemnification payments required under any Project Document, (h) any payment or cost or expense which such Obligor was or is to be reimbursed from proceeds of the Notes (respectively), insurance or condemnation event, or by any third party and (i) any federal, state or local Taxes (except as specifically included within this definition above).

“Other Permitted Indebtedness” shall mean Purchase Money Indebtedness and Capital Lease Obligations in an aggregate outstanding principal amount not to exceed $10,000,000 at any time.

“Other Secured Lender” shall mean any lender or other Person (including any agent, trustee or other representative appointed in connection therewith) extending credit to any Obligor or entering into and performing under a Swap Contract with any Obligor pursuant to an Other Secured Loan Agreement.

“Other Secured Loan” shall mean any Indebtedness (other than the Indebtedness evidenced by the Notes) incurred by any Obligor or any of its Subsidiaries as permitted pursuant to the terms of the Section 10.6 of the Note Purchase and Participation Agreement, which Indebtedness is secured by the Security Documents and may include, without limitation, (a) loans (revolving or otherwise), letter of credit facilities and other extensions of credit made by a bank or a syndicate of banks, (b) other loans and other extensions of credit made by, or notes or other indebtedness issued to, one or more lenders or other Persons and (c) Swap Contracts.

“Other Secured Loan Agreement” shall mean, with respect to any Obligor, any credit, loan, reimbursement or other financing agreement or Swap Contract entered into by such Obligor with an Other Secured Lender with respect to any Other Secured Loan.

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from the execution, delivery (but not the transfer), performance, enforcement of any of the Notes in the United States or any other jurisdiction where any Obligor has assets, or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, the Notes, except any such Taxes imposed with respect to an assignment, and any value added tax due and payable in respect of reimbursement of costs and expenses by the Co-Issuers pursuant to Section 15 of the Note Purchase and Participation Agreement.

“Outstanding Borrowings” shall mean, with respect to any Other Secured Loans, the sum, without duplication of, (a) the outstanding principal amount of all loans and other extensions of credit (including, without limitation, the aggregate undrawn amount, and all unreimbursed draws, under any issued and outstanding letters of credit) made to or for the account of the Co-Issuers under the Other Secured Loan Agreements, respectively, and (b) at any time that no Event of Default has occurred and is continuing, the aggregate amount of any unused and available commitments to make loans or other extensions of credit (including, without limitation, to issue letters of credit) to or for the account of the Co-Issuers under the Other Secured Loan Agreements, respectively.

“Ownership Interest” shall mean, with respect to any Person, any equity, ownership, membership, partnership, or voting interest in such Person, which such interests may include, without limitation, those of a corporate shareholder, limited liability company member, trust beneficiary, general partner, limited partner or joint venturer, or any controlling interest of any entity directly or indirectly controlling such general partner, managing partner, joint venturer or member, by operation of law or otherwise.

“Parent” shall mean Landmark Infrastructure Partners LP (any any successor).

“Payment Date”, with respect to any Series of Notes, has the meaning specified Section 1.2(b) of the applicable NPPA Series Supplement.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Permit” shall mean any license, certificate, action, approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, right, registration, filing or submission filed with or obtained from a Governmental Authority.

“Permitted Dispositions” shall mean a Transfer by an Obligor of its assets or properties:

(i) that are worn out, defective, obsolete or otherwise not used or useful in the business of the Obligors, provided that such Transfers are not prohibited under any Project Document or Material Contract, and provided further that an amount equal to the net proceeds therefrom (if any) is used (1) to purchase new, additional, replacement or substitute assets or properties (including any Acceptable Project Assets) within 365 days following the receipt of such proceeds, and/or (2) to reimburse such Obligor for amounts expended to purchase new, additional, replacement or substitute assets or properties (including any Acceptable Project Assets) within 365 days following the receipt of such proceeds; and

(ii) in connection with the creation of leases, subleases, licenses, easements, rights of way, restrictions, and encumbrances (other than for borrowed money) that do not materially impair the value or use of the property affected and that do not individually or in the aggregate materially impair the validity, perfection or priority of the Liens granted under the Security Documents.

“Permitted Investments” shall mean:

(i) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States, (ii) Canada, (iii) Switzerland or (iv) any member nation of the European Union rated “A” (or the equivalent thereof) or better by S&P and “A2” (or the equivalent thereof) or better by Moody’s, having average maturities of not more than twenty-four (24) months from the date of acquisition thereof; provided that the full faith and credit of such country or such member nation of the European Union is pledged in support thereof;

(ii) investments in certificates of deposit, bankers’ acceptances and time deposits maturing within 365 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any Acceptable Bank;

(iii) investments in commercial paper, maturing in not more than 365 days from the date of acquisition thereof, which are rated on the date of acquisition at least A-1 or P-1 by S&P or Moody’s, respectively;

(iv) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with an Acceptable Bank or its equivalent for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States, (ii) Canada, (iii) Switzerland or (iv) any member nation of the European Union rated “A” (or the equivalent thereof) or better by S&P and “A2” (or the equivalent thereof) or better by Moody’s, in which such Person shall have a perfected first priority security interest (subject to no other Liens) or title to which shall have been transferred to such Person and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;

(v) marketable short-term money market and similar highly liquid funds either (i) having assets in excess of $250,000,000 or its equivalent, or (ii) having a rating of at least “A-2” or “P-2” from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(vi) other short-term investments utilized in accordance with normal investment practices for cash management in investments of a type and credit quality analogous to the foregoing;

(vii) securities with average maturities of twelve (12) months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, Canada, Switzerland, a member of the European Union or by any political subdivision or taxing authority of any such state, member, commonwealth or territory having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);

(viii) investments with average maturities of twelve (12) months or less from the date of acquisition in mutual funds rates “AAA-” (or the equivalent thereof) or better by S&P or “Aaa3” (or the equivalent thereof) or better by Moody’s;

(ix) investments, classified in accordance with Accounting Standards as current assets of the Co-Issuers in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions having capital of at least $250,000,000 or its equivalent, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (h) of this definition;

(x) investment funds investing at least 90% of their assets in securities of the types described in clauses (a) through (ix) above; and

(xi) currency denominated in Dollars and Canadian dollars.

“Permitted Liens” shall mean the following:

(i) the Liens created under any of the Security Documents and the related financing statements filed with respect thereto securing equally and ratably (a) the Notes, (b) any Additional Notes and (c) any Other Secured Loan; provided that in the case of both clauses (b) and (c), any such Additional Notes were issued and such Other Secured Loan was incurred pursuant to clause (c) of Section 10.6 of the Note Purchase and Participation Agreement.

(ii) Liens for taxes, assessments or governmental charges which are not yet delinquent or which are being contested in good faith pursuant to appropriate proceedings;

(iii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business, provided the obligations giving rise to such Liens are not yet delinquent or are being contested in good faith pursuant to appropriate proceedings;

(iv) the Ground Leases;

(v) Liens constituting survey restrictions, condemnations, defects, easements, encroachments, rights of way, restrictions, covenants, conditions, irregularities, mineral rights, encumbrances (other than Liens securing Indebtedness for borrowed money) and clouds on title and statutory Liens and other Liens (other than Liens securing Indebtedness for borrowed money) affecting real property or interests in real property that do not materially impair or detract from the value or use of the property affected or materially interfere with the conduct of business of any Obligor;

(vi) Liens arising out of judgments or awards that do not constitute an Event of Default under Section 11(j) of the Note Purchase and Participation Agreement;

(vii) Liens, deposits or pledges to secure the obligations or performance of bids, trade contracts, leases, tenders, contracts (other than for the repayment of Indebtedness for borrowed money), statutory obligations, appeals, surety and appeal bonds, performance bonds, and bonds in connection with judicial or administrative proceedings, and other obligations of a like nature;

(viii) Liens (other than securing Indebtedness for borrowed money) affecting real property or interests in real property which are not foreclosable or if enforced cannot arise to a possessory interest;

(ix) Liens constituting zoning, entitlement, conservation and other land use and environmental restrictions and requirements of any Governmental Authorities; and

(x) Liens of a collection bank arising under the UCC on items in the course of collection;

(xi) Liens securing Other Permitted Indebtedness; and

(xii) Specified Liens.

“Permitted Tax Distributions” shall mean with respect to any taxable year (or portion thereof) for which either Co-Issuer is treated either as a partnership or a disregarded entity for U.S. federal income tax purposes (a “Pass-Through Entity”), distributions to the direct owner of such Co-Issuer not to exceed the product of (a) the net taxable income of such Co-Issuer and their Subsidiaries for such taxable year (or portion thereof), determined under the principles of Subchapter K of Chapter 1 of the Code, and (b) the highest combined U.S. federal, state and local income tax rate applicable to any direct owner of such Co-Issuer (or, if a direct owner is treated as a Pass-Through Entity, any Person owning equity in such Co-Issuer indirectly through one or more Pass-Through Entities) for such taxable year; provided, that, in determining such applicable income tax rate, such Co-Issuer shall (x) take into account, to the extent applicable, the character of the taxable income in question (i.e., long term capital gain, qualified dividend income, etc.), and (y) assume that the deduction for qualified business income under Section 199A of the Code is not available.

“Permitted Withdrawal” shall mean withdrawals made from funds on deposit in any Revenue Account (i) to pay Operating Expenses and Capital Expenditures in accordance with the terms of the Management Agreement, (ii) to withdraw amounts deposited in error, (iii) to pay the Management Fee and (iv) if the Project Manager determines, in accordance with the Operation Standards, that the amount on deposit in the Revenue Account exceeds the amount required to pay the Debt Service, Operating Expenses and Capital Expenditures as the same become due and payable, to make Restricted Payments from amounts on deposit in the Revenue Account in accordance with Section 10.7 of the Note Purchase and Participation Agreement at the direction of the Co-Issuers or the other Obligors.

“Person” shall mean an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which either Co-Issuer or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreement” shall mean that certain Pledge and Security Agreement, dated as of the Closing Date, from LMRK Guarantor Co. LLC, 2019-1 Co-Guarantor LLC, the Issuer and any Project Company Parent that becomes party thereto to the Trustee.

“Pledged Companies” shall mean the companies pledged pursuant to the Pledge Agreements.

“Portfolio” shall mean, at any time, the aggregate of all Project Sites and all other assets and properties owned or leased by the Project Companies at such time.

“Preferred Stock” shall mean any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“Pro Forma Basis” shall mean for any date of determination, in the case of any calculation made for any period after such date of determination, that such calculation is made giving pro forma effect to any acquisitions, dispositions or incurrences or repayments of Indebtedness or other relevant transactions that occurred after such date of determination.

“Project Assets” shall mean all Project Documents of the Project Companies which exist on the Closing Date, and all Additional Project Documents acquired by the Project Companies after the Closing Date, including all rights of the Project Companies under the foregoing, and any real property and other interests in land acquired and owned by the Project Companies.

“Project Company” shall have the meaning ascribed to such term in the introductory paragraph of the Note Purchase and Participation Agreement.

“Project Company Parent” shall have the meaning ascribed to such term in the Recitals of the Note Purchase and Participation Agreement.

“Project Documents” shall mean, collectively, each Ground Lease and, after the execution and delivery thereof, each Additional Project Document and each Replacement Project Document with respect thereto.

“Project Manager” shall mean Landmark Infrastructure Partners GP LLC and any of its Affiliates providing services on behalf of the Obligors.

“Project Site” shall mean, with respect to each Project, (i) the land upon which such Project is located and (ii) the easements, rights-of-way and other rights or interests in real property owned by or otherwise vested in the applicable Project Company relating to or in connection with such Project.

“Projects” shall mean the electric generation, telecommunications, billboard or other assets located on any Project Site.

“property” or “properties” shall mean, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Proportionate Share” shall have the meaning ascribed to such term in Section 22.9(e) of the Note Purchase and Participation Agreement.

“Proposed Prepayment Date” shall have the meaning ascribed to such term in Section 8.6(b) of the Note Purchase and Participation Agreement.

“PTE” shall have the meaning ascribed to such term in Section 6.2(a) of the Note Purchase and Participation Agreement.

“Public Utility Holding Company Act” or “PUHCA” shall mean the Public Utility Holding Company Act of 2005, and FERC’s implementing regulations related thereto.

“Purchase Money Indebtedness” shall mean any Indebtedness incurred to finance, or created or assumed as part of, the acquisition, construction or improvement of any asset or property, whether or not secured, and any extensions, renewals or refundings of any such obligation; provided that the principal amount of such obligation outstanding on the date of such extension, renewal or refunding is not increased; provided, further, that any security given in respect of such obligation shall not extend to any property other than the property acquired in connection with which such obligation was created or assumed and fixed improvements, if any, erected or constructed thereon and the proceeds thereof.

“Purchaser” or “Purchasers” shall mean each of the purchasers that has executed and delivered a NPPA Series Supplement and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2 of the Note Purchase and Participation Agreement), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 of the Note Purchase and Participation Agreement shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of the Note Purchase and Participation Agreement upon such transfer.

“QPAM Exemption” shall have the meaning ascribed to such term in Section 6.2(d) of the Note Purchase and Participation Agreement.

“Qualified Institutional Buyer” shall mean any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Rating Agency” shall mean (i) each of Moody’s, S&P, Fitch, KBRA and DBRS, and any of their successors, and (ii) if none of Moody’s, S&P, Fitch, KBRA or DBRS or any of their successors issues a senior unsecured long-term debt rating, corporate credit rating or issuer rating for the applicable Person or fails to make such rating publicly available, a “nationally recognized statistical rating organization” registered under the Exchange Act that is reasonably acceptable to the Required Holders.

“Related Fund” shall mean, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Release” shall mean any spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, migration through soil or groundwater or leaching of Hazardous Materials into the environment.

“Re-Offer” shall have the meaning ascribed to such term in Section 8.8(c) of the Note Purchase and Participation Agreement.

“Replacement Material Contract” shall mean, with respect to any Material Contract, any other Material Contract or other agreement entered into by an Obligor in replacement of or substitution for such Material Contract that contains terms and conditions, taken as a whole, which are substantially similar in all material respects to, and which are not materially less favorable to the relevant Obligor(s) than, the Material Contract being replaced satisfactory to such Obligor.

“Replacement Project Document” shall mean (i) with respect to any Ground Lease, an Acceptable Replacement Ground Lease and (ii) with respect to any other Project Document, an Acceptable Replacement Project Document.

“Required Holders” shall mean at any time, (i) the holders of more than 50% in aggregate principal amount of the Notes at the time outstanding or (ii) with respect to a particular Series of Notes, the holders of more than 50% in aggregate principal amount of such Series of Notes (in each case, exclusive of Notes then owned by the Co-Issuers or any of their Affiliates).

“Required Other Secured Lenders” shall mean, at any time any Other Secured Loan shall be outstanding, the holders of more than 50% in aggregate principal amount of the Other Secured Loan(s) at the time outstanding (exclusive of Other Secured Loan(s) then held by the Co-Issuers or their Affiliates).

“Required Secured Parties” shall mean the Required Holders; provided that if any Other Secured Loan (or commitment with respect to any Other Secured Loan) shall be outstanding, the “Required Secured Parties” shall mean: (a) the Required Holders and (b) the Required Other Secured Lenders; provided that if at any time (i) the sum of the aggregate principal amount of the Outstanding Borrowings with respect to Other Secured Loans or (ii) the aggregate outstanding principal amount of the Notes, represents more than 75% of the sum of the aggregate principal amount of the Outstanding Borrowings and the aggregate outstanding principal amount of the Notes, “Required Secured Parties” shall mean Secured Parties, considered as a single class, holding more than 50% of the sum of (i) the aggregate principal amount of the Outstanding Borrowings plus (ii) the aggregate outstanding principal amount of the Notes.

“Reserve Letter of Credit” shall mean a Letter of Credit issued by an Acceptable L/C Provider.

“Reserve Letter of Credit Availability” shall mean at any time the undrawn amount of any Reserve Letter of Credit issued on behalf of Landmark Infrastructure Operating Company LLC or any Obligor or Obligors and available for drawing by the Trustee.

“Responsible Officer” shall mean, with respect to any Obligor, any officer of the Co-Issuers on behalf of such Obligor or such Obligor, as applicable, with responsibility for the administration of the relevant portion of the Transaction Documents.

“Responsible Trust Officer” shall mean a vice president, assistant vice president, secretary, assistant secretary, trust officer, assistant trust officer, corporate trust officer, or assistant corporate trust officer employed in the corporate trust department of the Trustee and responsible for the administration of the Transaction Documents.

“Restricted Payment” shall mean, with respect to any Person (i) any Distribution in respect of such Person, including any Distribution resulting in the acquisition by such Person of any equity interests which would constitute treasury stock (or its equivalent) and (ii) any payment of principal or interest or any other amount on any Subordinated Indebtedness of any Person.

“Revenue Account” shall mean each Deposit Account, maintained by the Issuer and/or Co-Issuer in compliance with Section 4.2 of the Collateral Trust Indenture and designated as a “Revenue Account” in writing to the Trustee by the applicable Obligor, into which, subject to Section 4.2 of the Collateral Trust Indenture, Gross Revenues attributable to a Project shall be deposited.

“Scheduled Payment Amount” has the meaning specified in Section 8.1 of the Note Purchase and Participation Agreement.

“Secured Obligations” shall have the meaning ascribed to such term in Section 2.1 of the Collateral Trust Indenture.

“Secured Parties” shall have the meaning ascribed to such term in the Recitals to the Collateral Trust Indenture.

“Securities” shall have the meaning ascribed to such term in Section 2(l) of the Securities Act.

“Securities Account” shall mean a special, segregated and irrevocable Dollar-denominated “securities account” (as defined in Section 8-501(a) of the UCC) with the Trustee or an Acceptable Bank.

“Securities Act” shall mean the Securities Act of 1933.

“Security Documents” shall mean the Collateral Trust Indenture, the Omnibus Collateral Assignment of Leases and Rents, the Pledge Agreement, the Account Control Agreements, the Collateral Assignment of Management Agreement, any Mortgages, the financing statements, deeds, conveyances, mortgages and any other agreement or instrument that purports to grant any collateral to the Trustee or any Secured Party.

“Senior Financial Officer” shall mean, with respect to an Obligor, the chief financial officer, principal accounting officer, treasurer or comptroller (or any other officer holding a title or role similar to any of the foregoing) of such Obligor.

“Shared Rent” shall mean the portion, if any, of payments received by a Project Company in respect of such Project Site that such Project Company has agreed to pay to the site owner (or predecessor thereof) or to an Affiliate of the Co-Issuers pursuant to an agreement to share a portion of such payments.

“Source” shall have the meaning ascribed to such term in Section 6.2 of the Note Purchase and Participation Agreement.

“Specified Assets” shall mean, with respect to any Project Site, any Project Assets of a Project Company relating to such Project Site with respect to which the Fee Estate relating to such Project Site is subject to a Fee Estate Lien in favor of a lienholder for which there does not exist any subordination, non-disturbance and attornment agreement or similar agreement directly or indirectly in favor of or otherwise for the benefit of such Project Company (including as an assignee or other transferee of another Person), and with respect to any to be acquired Project Site, the foregoing definition shall be applied mutatis mutandis.

“Specified Liens” means Fee Estate Liens and any other Lien deemed to exist in, to or on any of the Project Assets as a result of the existence, incurrence, creation or granting of any Fee Estate Lien.

“Standard & Poor’s” or “S&P” shall mean Standard & Poor’s Financial Services LLC, a division of The McGraw-Hill Companies, Inc.

“State Sanctions List” shall mean a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Subordinated Indebtedness” shall mean any unsecured Indebtedness of any Obligor issued in accordance with, and subordinated in right of payment to the Notes pursuant to the terms of, a Subordination Agreement.

“Subordination Agreement” shall mean a Subordination Agreement, entered into by and among an Obligor, the holders of Notes, and the Trustee, containing customary “equity-like” subordination provisions, including complete “standstill” provisions, in scope, form and substance reasonably satisfactory to the Required Holders.

“Subsidiary” shall mean, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venturer can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of an Obligor.

“Subsidiary Guaranty” shall have the meaning ascribed to such term in Section 1.4 of the Note Purchase and Participation Agreement.

“Substitute Purchaser” shall have the meaning ascribed to such term in Section 21 of the Note Purchase and Participation Agreement.

“SVO” shall have the meaning ascribed to such term in Section 9.11 of the Note Purchase and Participation Agreement.

“Swap Contract” shall mean (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, but without limitation, any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., including any International Foreign Exchange Master Agreement.

“Swap Termination Value” shall mean, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark-to-market values(s) for such Swap Contracts, as determined by the Obligor party thereto based upon one or more mid-market or other readily available firm market quotations provided to such Obligor by any recognized dealer in such Swap Contracts.

“Synthetic Lease” shall mean, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Tax” shall mean any tax (whether income, documentary, sales, stamp, registration, issue, capital, property, excise or otherwise), duty, assessment, levy, impost, fee, compulsory loan, charge or withholding.

“Terrorism Order” has the meaning ascribed to such term in “Anti-Terrorism Law”.

“Transaction Documents” shall mean the Note Purchase and Participation Agreement, each NPPA Series Supplement, the Notes, the Security Documents, any Subordination Agreement and all documents, instruments and agreements executed from time to time in connection therewith.

“Transfer” shall mean a sale, transfer, conveyance, lease (as lessor) or other disposal of properties or assets (other than cash) of and by any Obligor, including without limitation the termination (other than as a result of a default by the Ground Lessee) by Obligor of any Ground Lease, but excluding, however, (x) the grant or existence of any Lien (including any Permitted Lien), (y) any amendment, modification, supplement, declaration of default or exercise of remedies under or waiver of any default, breach of, or right under any Project Document, any Additional Project Document, any Replacement Project Document, any Material Contract or any Replacement Material Contract) and (z) the entering into by any Obligor of any Additional Project Document not prohibited by the Transaction Documents after the Closing Date.

“Trustee” shall mean Wilmington Trust, National Association, a national banking association, solely in its capacity as Trustee under the Collateral Trust Indenture and its successors thereunder.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that all references herein to specific sections or subsections of the UCC are references to such sections or subsections, as the case may be, of the Uniform Commercial Code as in effect in such state on the date hereof and provided further, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Trustee’s security interest in any item or portion of the Collateral or the Trustee’s rights with respect to the Collateral are governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, the term “UCC” shall mean the Uniform Commercial Code as in effect at such time in such other jurisdiction for purposes of the provisions relating to such perfection or priority or rights, and for purposes of definitions relating to such provisions.

“UCC Searches” shall have the meaning ascribed to such term in Section 4.15 of the Note Purchase and Participation Agreement.

“Unapplied Amount” shall have the meaning ascribed to such term in Section 8.8(c) of the Note Purchase and Participation Agreement.

“U.S. Economic Sanctions Laws” shall mean those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“USA PATRIOT Act” shall mean United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and the rules and regulations promulgated thereunder from time to time in effect.

“Voluntary Transfer” shall mean any voluntary Transfer by an Obligor of assets to another entity (other than a Guarantor) and any termination by a Guarantor of a Project Document; but, for the avoidance of doubt, excluding (i) Transfers constituting or resulting from a Casualty Event or Condemnation Event and (ii) any termination by a Counterparty of a Project Document; and provided that for purposes of determining compliance with the General Limitations contained in Section 10.5 of the Note Purchase and Participation Agreement, to the extent that cash in an amount equal to all or a portion of the net book value (the “Replacement Amount”) of the assets or property which is the subject of any Voluntary Transfer is used to prepay the principal amount of the Notes pursuant to Section 8.2 of the Note Purchase and Participation Agreement, to prepay the principle amount of Additional Notes of any series pursuant to Section 8.2 of the Note Purchase and Participation Agreement or to acquire replacement Acceptable Project Assets within 270 days of such Transfer, then an amount equal to the Replacement Amount shall not be a Voluntary Transfer for purposes of the General Limitations contained in Section 10.5 of the Note Purchase and Participation Agreement.

“Wholly-Owned Subsidiary” shall mean, at any time, any Subsidiary one hundred percent of the equity interests and voting interests of which are owned, directly or indirectly, by a Person and such Person’s other Wholly-Owned Subsidiaries at such time.

RULES OF INTERPRETATION

1.

A reference to any document or agreement shall include such document or agreement as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof (as permitted by the terms of the Security Documents).

2.	The singular includes the plural and the plural includes the singular.

3.	A reference to any Law or regulation includes any amendment or modification to such Law or regulation made before the relevant date or any successor Law or regulation.

4.	A reference to any Governmental Authority includes any agency succeeding to its functions relevant.

5.	A reference to a rating from any Rating Agency shall include the equivalent rating under any successor rating category from such Rating Agency.

6.	A reference to any Person includes its successors and assigns.

7.

Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for any purpose under a Transaction Document, such determination or computation shall be done in accordance with GAAP at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of any Transaction Document.

8.	The words “include,” “includes” and “including” are not limiting.

9.	The words “herein”, “hereof”, “hereunder” and “hereby” refer to the agreement or document in which such words appear.

10.

The Table of Contents and the headings of the Articles and Sections in any agreement or document have been inserted as a matter of convenience for reference only and shall not control or affect the meaning or construction of any of the terms or provisions thereof.

11.

References to “Articles”, “Sections”, or “Exhibits” shall be to articles, sections, or exhibits in the agreement or document in which such word appears, and references to “Paragraphs” or “Clauses” shall be to separate paragraphs or clauses of the Section or subsection in which the reference occurs.

12.	All exhibits, schedules or appendices to any agreement or document are incorporated in and are intended to be a part of such agreement or document.

EXHIBIT B

COMMERCIAL TORT CLAIMS

None.

EXHIBIT C

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of ________, 20__, made by the signatory hereto (the “Joining Entity”), in favor of Wilmington Trust, National Association, not in its individual capacity but solely as trustee (the “Trustee”) under the Collateral Trust Indenture and Security Agreement, dated as of January 15, 2020, (as amended, supplemented or modified from time to time, the “Indenture”), among LMRK Issuer Co. LLC, a Delaware limited liability company (the “Issuer”), 2019-1 TRS LLC, a Delaware limited liability company (the “Co-Issuer” and, together with the Issuer the “Co-Issuers”), each of the other Project Companies (as defined therein) parties thereto and the Trustee. Unless otherwise defined herein, terms used but not defined herein shall have the meanings given to them in the Indenture.

W I T N E S S E T H:

WHEREAS, the Joining Entity wishes to become a party to the Indenture as a

“Project Company”; and

WHEREAS, this Joinder Agreement is being executed and delivered pursuant to Section 13.9(a) of the Indenture;

NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

1. The Joining Entity hereby acknowledges that it has received and reviewed a copy of each of the Transaction Documents and agrees that, effective as of the date first above written, the Joining Entity shall become a party as a “Project Company” to each of the Transaction Documents to which the Project Companies are a party. The Joining Entity hereby confirms that it has Granted a security interest and provided its guarantee pursuant to the Indenture. The Joining Entity hereby confirms that it is bound by all covenants, agreements and acknowledgments attributable to a Project Company in each of the Transaction Documents to which the Project Companies are a party.

2. The address, taxpayer identification number (if any) and jurisdiction of organization of the Joining Entity is set forth in Annex I to this Joinder Agreement.

3. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be duly executed and delivered by its proper and duly authorized officer as of the day and year first above written.

[JOINING ENTITY], as a Project Company

By:
Name:
Title:

ACKNOWLEDGED AND AGREED TO:

LMRK ISSUER CO. LLC, as Issuer

By:
Name:
Title:

2019-1 TRS LLC, as Co-Issuer

By:

Name:
Title:

CC: WILMINGTON TRUST, NATIONAL ASSOCIATION